LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                                 INTERIORS, INC.
                               ARTISAN HOUSE, INC.
                        CSL LIGHTING MANUFACTURING, INC.
                           MODEL HOME INTERIORS, INC.
                                  PETALS, INC.
                             STYLECRAFT LAMPS, INC.
                               TROY LIGHTING, INC.
                             VANGUARD STUDIOS, INC.
                                WINDSOR ART, INC.
                                  AS BORROWERS

                                       AND

                          FOOTHILL CAPITAL CORPORATION,
                                    AS LENDER

                            DATED AS OF JUNE 15, 2000



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                               TABLE OF CONTENTS
                               -----------------

                                                                         Page(s)
                                                                         -------

1.    DEFINITIONS AND CONSTRUCTION...........................................1
      1.1   Definitions......................................................1
      1.2   Accounting Terms................................................27
      1.3   Code............................................................27
      1.4   Construction....................................................28
      1.5   Schedules and Exhibits..........................................28

2.    LOAN AND TERMS OF PAYMENT.............................................28
      2.1   Revolving Advances..............................................28
      2.2   Letter of Credit Subfacility....................................30
      2.3   Term Loans......................................................32
      2.4   Overadvances....................................................33
      2.5   Interest:  Rates, Payments, and Calculations....................34
      2.6   Collection of Accounts..........................................35
      2.7   Crediting Payments; Application of Collections..................36
      2.8   Designated Account..............................................36
      2.9   Maintenance of Loan Account; Statements of Obligations..........36
      2.10  Fees............................................................37

3.    CONDITIONS; TERM OF AGREEMENT.........................................37
      3.1   Conditions  Precedent  to the Initial  Advances.
              Term Loans and Letters of Credit..............................37
      3.2   Conditions Precedent to All Advances and All Letters of Credit..40
      3.3   Condition Subsequent............................................40
      3.4   Term............................................................42
      3.5   Effect of Termination...........................................42
      3.6   Early Termination by Borrower...................................42
      3.7   Termination Upon Event of Default...............................42

4.    CREATION OF SECURITY INTEREST.........................................43
      4.1   Grant of Security Interest......................................43
      4.2   Negotiable Collateral...........................................43
      4.3   Collection  of Accounts,  General  Intangibles,  and  Negotiable
              Collateral....................................................43
      4.4   Delivery of Additional Documentation Required...................43
      4.5   Power of Attorney...............................................43
      4.6   Right to Inspect................................................44
      4.7   Control Agreements..............................................44

5.    REPRESENTATIONS AND WARRANTIES........................................44
       5.1  No Encumbrances.................................................44
       5.2  Eligible Accounts...............................................44
       5.3  Eligible Inventory..............................................45
       5.4  Equipment.......................................................45
       5.5  Location of Inventory and Equipment.............................45
       5.6  Inventory Records...............................................45
       5.7  Location of Chief Executive Office; FEIN........................45


                                      (i)
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       5.8  Due Organization and Qualification; Subsidiaries................45
       5.9  Due Authorization; No Conflict..................................46
       5.11 No Material Adverse Change. ....................................47
       5.12 No Fraudulent Transfer. ........................................47
       5.13 Employee Benefits...............................................47
       5.14 Environmental Condition.........................................47
       5.15 Permits and other Intellectual Property.........................48
       5.16 Credit Card Agreements..........................................49
       5.17 MHI Furniture Lease Endorsements................................49

6.    AFFIRMATIVE COVENANTS.................................................49
      6.1   Accounting System...............................................49
      6.2   Collateral Reporting............................................50
      6.3   Financial Statements, Reports, Certificates.....................51
      6.4   Tax Returns.....................................................52
      6.5   Guarantor Reports...............................................52
      6.6   Returns.........................................................52
      6.7   Title to Equipment..............................................52
      6.8   Maintenance of Equipment........................................52
      6.9   Taxes...........................................................52
      6.10  Insurance.......................................................53
      6.11  No Setoffs or Counterclaims.....................................54
      6.12  Location of Inventory and Equipment.............................54
      6.13  Compliance with Laws............................................54
      6.14  Employee Benefits...............................................54
      6.15  Leases..........................................................55
      6.16  Credit Card Agreements..........................................55
      6.17  MHI Furniture Lease Endorsements................................56

7.    NEGATIVE COVENANTS....................................................56
      7.1   Indebtedness....................................................56
      7.2   Liens...........................................................58
      7.3   Restrictions on Fundamental Changes.............................58
      7.4   Disposal of Assets..............................................58
      7.5   Change Name.....................................................59
      7.6   Guarantee.......................................................59
      7.7   Nature of Business..............................................59
      7.8   Prepayments and Amendments......................................59
      7.9   Change of Control...............................................59
      7.10  Consignments....................................................59
      7.11  Distributions...................................................59
      7.12  Accounting Methods..............................................59
      7.13  Investments.....................................................60
      7.14  Transactions with Affiliates....................................60
      7.15  Suspension......................................................60
      7.16  Compensation....................................................61
      7.17  Use of Proceeds.................................................61
      7.18  Change in  Location of Chief  Executive  Office;  Inventory  and
              Equipment with Bailees........................................61
      7.19  No Prohibited Transactions Under ERISA..........................61
      7.20  Financial Covenants.............................................62


                                      (ii)

      7.21  Capital Expenditures............................................63
      7.22  Securities Accounts.............................................63

8.    EVENTS OF DEFAULT.....................................................64

9.    FOOTHILL'S RIGHTS AND REMEDIES........................................66
      9.1   Rights and Remedies.............................................66
      9.2   Remedies Cumulative.............................................68

10.   TAXES AND EXPENSES....................................................68

11.   WAIVERS; INDEMNIFICATION..............................................68
       11.1 Demand; Protest; etc............................................68
       11.2 Foothill's Liability for Collateral.............................68
       11.3 Indemnification.................................................68

12.   NOTICES. 69

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; CONFESSION OF JUDGMENT....70
      13.1  Choice of Law and Venue; Jury Trial.............................70

14.   DESTRUCTION OF BORROWERS= DOCUMENTS...................................70

15.   GENERAL PROVISIONS....................................................70
      15.1  Effectiveness...................................................70
      15.2  Successors and Assigns..........................................71
      15.3  Section Headings................................................71
      15.4  Interpretation..................................................71
      15.5  Severability of Provisions......................................71
      15.6  Amendments in Writing...........................................71
      15.7  Counterparts; Telefacsimile Execution...........................71
      15.8  Revival and Reinstatement of Obligations........................71
      15.9  Integration.....................................................72
      15.10 Appointment of Borrowers' Agent.................................72


                                     (iii)

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                             SCHEDULES AND EXHIBITS


            Schedule A        Designated Account Banks and Designated
                              Accounts
            Schedule B        Existing Lenders
            Schedule C        Lockbox Banks
            Schedule E-1      Eligible Inventory Locations
            Schedule P-1      Permitted Liens
            Schedule R-1      Real Property Collateral
            Schedule 5.6      Inventory Record Exceptions
            Schedule 5.8      Capitalization
            Schedule 5.10     Litigation
            Schedule 5.13     ERISA Benefit Plans
            Schedule 5.14     Environmental Condition
            Schedule 5.15     Intellectual Property
            Schedule 5.16     Credit Card Agreements
            Schedule 6.12     Location of Inventory and Equipment
            Schedule 7.1      Permitted Indebtedness

            Exhibit A         Form of MHI Furniture Lease
            Exhibit B-1       Form of MHI Furniture Lease Endorsement for
                              Existing MHI Furniture Leases
            Exhibit B-2       Form of MHI Furniture Lease Endorsement for
                              New MHI Furniture Leases
            Exhibit C-1       Form of Compliance Certificate
            Exhibit S-1       Form of Solvency Certificate


                                      (i)

                           LOAN AND SECURITY AGREEMENT


      THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of June 15, 2000, by and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and INTERIORS, INC., a Delaware corporation ("Parent", as hereinafter further defined), with its chief executive office at 320 Washington Street, Mount Vernon, New York 10553, ARTISAN HOUSE, INC., a Delaware corporation ("Artisan", as hereinafter further defined), with its chief executive office at 14625 East Clark Avenue, City of Industry, California 91745, CSL LIGHTING MANUFACTURING, INC., a Delaware corporation ("CSL", as hereinafter further defined), with its chief executive office at 14625 East Clark Avenue, City of Industry, California 91745, MODEL HOME INTERIORS, INC., a Maryland corporation ("MHI", as hereinafter further defined), with its chief executive office at 10120 Bacon Drive, Beltsville, Maryland 20705, PETALS, INC., a Delaware corporation ("Petals", as hereinafter further defined), with its chief executive office at 300 Central Avenue, White Plains, New York 10606, STYLECRAFT LAMPS, INC., a Tennessee corporation ("Stylecraft", as hereinafter further defined), with its chief executive office at 325 Kapik Industrial Drive, Hernando, Mississippi 38632, TROY LIGHTING, INC., a California corporation ("Troy", as hereinafter further defined), with its chief executive office at 14625 East Clark Avenue, City of Industry, California 91745, VANGUARD STUDIOS, INC., a California corporation ("Vanguard", as hereinafter further defined), with its chief executive office at 4444 Ayers Avenue, Vernon, California 90802, WINDSOR ART, INC., a Missouri corporation ("Windsor", as hereinafter further defined), with its chief executive office at 4444 Ayers Avenue, Vernon, California 90802 (Parent, Artisan, CSL, MHI, Petals, Stylecraft, Troy, Vanguard and Windsor are each sometimes hereinafter referred to individually as "Borrower" and collectively as "Borrowers") and INTERIORS, INC., a Delaware corporation, in its capacity as Borrowers' Agent .

      WHEREAS, Borrowers have requested that Foothill enter into certain financing arrangements with Borrowers pursuant to which Foothill may make loans and provide other financial accommodations to Borrowers;

      WHEREAS, Foothill is willing to make such loans and provide such other financial accommodations on the terms and conditions set forth herein and in the other Loan Documents (as hereinafter defined);

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

      1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.



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            "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods or the rendition of services by Borrowers, irrespective of whether earned by performance, including, without limitation, any Credit Card Receivables and any and all credit insurance, guaranties, or security therefor.

            "Advances" has the meaning set forth in Section 2.1(a).

            "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Applicable Margin" means (a) with respect to Advances, one and one-quarter percent (1 1/4%) per annum and (b) with respect to the Term Loans, one and one-half (1 1/2%) percent per annum, subject, however, to the provisions of Section 2.5(b).

            "Artisan" means Artisan House, Inc., a Delaware corporation, and its successors and assigns, and a Borrower and Guarantor hereunder.

            "Authorized Person" means any officer or other employee of Borrowers' Agent or of Borrowers.

            "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount less (b) the sum of
(i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month, and (iii) the aggregate outstanding principal amount of Term Loan A and Term Loan B.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101 et seq.), as amended, and any successor statute.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrowers, any Subsidiary of Borrowers, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Bonds" means reclamation, workers' compensation and lease payment, supersedeas appeal or other bonds at any time issued by any bonding company for the benefit of Borrowers in the ordinary course of the business of Borrowers consistent with current practices in effect on the date hereof including, but not limited to, the Bonds set forth on Schedule 5.15.

            "Books" means all of Borrowers' books and records including: ledgers; records indicating, summarizing, or evidencing Borrowers' properties or assets (including the Collateral) or liabilities; all information relating to Borrowers' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.


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            "Borrower and Borrowers" has the meaning set forth in the preamble to this Agreement.

            "Borrowers' Agent" means Parent, in its capacity as agent for Borrowers hereunder, and any successor agent for Borrowers appointed by Borrowers and approved in a writing signed by Foothill.

            "Borrower's Inventory Advance Rate Percentage" means for purposes of
Section 2.1(a)(y)(ii), with respect to each Borrower listed below, the percentage set forth next to each such Borrower's name:

                                                     BORROWER'S INVENTORY
               BORROWER                            ADVANCE RATE PERCENTAGE
               --------                            -----------------------

               Parent                                     50%
               Artisan                                    30%
               CSL                                        50%
               MHI                                        50%
               Petals                                     40%
               Stylecraft                                 30%
               Troy                                       40%
               Vanguard                                   40%
               Windsor                                    50%

            "Borrowing Base" has the meaning set forth in Section 2.1(a).

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

            "Capital Expenditures" means, for any Person, all expenditures for any fixed assets or improvements, or for replacements, substitutions or additions thereto, of such Person that under GAAP are capitalized and not expensed in the year in which they are incurred.

            "Change of Control" shall be deemed to have occurred at such time as
(a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 10% of the total voting power of all classes of stock then outstanding of Parent entitled to vote in the election of directors, or (b) Mrs. Laurie Munn shall sell, transfer or otherwise dispose of in excess of 25% percent in the aggregate of the issued and outstanding shares of common stock of Parent owned by her on the Closing Date, or (c) less than 100% of the issued and outstanding Stock of any Borrower (other than Parent and CSL) or Guarantors (other than Decor) shall fail to be owned and controlled, beneficially and of record, by Parent or by another Borrower or by a Guarantor.

            "Closing Date" means the date of the making of the initial Advance.

            "Code" means the New York Uniform Commercial Code.

            "Collateral" means all of Borrowers' right, title, and interest in and to each of the following:



                                        3

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               (a)    the Accounts,

               (b)    the Books,

               (c)    the Equipment,

               (d)    the General Intangibles,

               (e)    the Inventory,

               (f) Investment Property ( including, without limitation, all Stock in Subsidiaries other than the Stock of Petals) and its components,

               (g)    the Negotiable Collateral,

               (h)    the Real Property Collateral,

               (i) any money or other assets of Borrowers that now or hereafter come into the possession, custody, or control of Foothill, and

               (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Parent to Foothill.

            "Concepts" means Concepts 4, Inc., a California corporation and a Guarantor of the Obligations.


            "Consolidated Net Income" means, as to any Person, for any period, the net income (loss) of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period. For the purposes of this definition, (i) net income excludes any gain (but not loss) together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any capital stock of a Person or subsidiary of a Person and any net income realized as a result of changes in accounting principles or the application thereof to any Person, or any other


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extraordinary gain, and (ii) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

            "Continuing Guaranty" means, collectively, the Continuing Guaranty executed and delivered on the Closing Date by, respectively, by each of the Guarantors and the Borrowers in favor of Foothill, in form and substance satisfactory to Foothill, and which in the case of the Continuing Guaranty executed by Laurie Munn, provides for recourse only to the Stock of Parent pledged by her to Foothill pursuant to the Pledge Agreement delivered by her this date in favor of Foothill.

            "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Foothill, among Borrowers, Foothill and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

            "Credit Card Acknowledgments" means with respect to each Borrower, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors in favor of Foothill acknowledging the first priority security interest and lien of Foothill in the monies due and to become due to such Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Lockbox Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            "Credit Card Agreements" means with respect to each Borrower all agreements (other than Credit Card Acknowledgments) now or hereafter entered into by such Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements listed and schedules of terms listed on Schedule 5.16 hereto.

            "Credit Card Issuer" means any person (other than a Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including credit cards issued by or through American Express Travel Related Services Company, Inc. or Novus Services, Inc.

            "Credit Card Processor" means with respect to each Borrower any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

            "Credit Card Receivables" means with respect to each Borrower, collectively, (a) all present and future rights of such Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of such Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

            "CSL" means CSL Lighting Manufacturing, Inc., a Delaware corporation and its successors and assigns, and a Borrower and Guarantor hereunder.

            "Daily Balance" means the amount of an Obligation owed at the end of a given day.

            "Decor" means Decor Group, Inc., a Delaware corporation and its successors and assigns, and a Guarantor of the Obligation.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Deminimis Loan Party" means any Loan Party or Loan Parties that is
(are) not a Borrower and that, individually or in the aggregate, account for or, based on projections furnished to Foothill pursuant to Section 6.2, is (are) projected to account for, less than 10% of the net revenue generated by all Loan Parties for any fiscal year and consist of, as of the date hereof, Decor, Habitat, Petals-NY, Petals-CT, Petals-FL, Petals-PA and Interiors.com.

            "Designated Account" means, collectively, the accounts maintained by each Borrower with such Borrower's Designated Account Bank described on Schedule A hereto, or such other deposit account of any Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrowers' Agent to Foothill.

            "Designated Account Bank" means, for each Borrower, the Bank described on Schedule A hereto at which such Borrower's Designated Account is located and whose ABA number is also set forth on Schedule A hereto.

            "Dilution" means, in respect of each Borrower, in each case based upon the experience of the immediately prior ninety (90) days, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising credits or offsets, returns, promotions, credits, or other dilution with respect to the Accounts of such Borrower and, solely in the case of MHI, with respect to its MHI Furniture Lease Receivables, by (b) such Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

            "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce Foothill's advance rate against Eligible Accounts of a Borrower and, solely in the case of MHI, against Eligible MHI Furniture Lease Current Receivables, by an amount equal to one percentage point for each percentage point, or fraction thereof, by which Dilution is in excess of five percent (5%).

            "Disbursement Letter" means an instructional letter executed and delivered by Borrowers' Agent to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.



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



            "Dollars or $" means United States dollars.

            "EBITDA" means, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period determined in accordance with GAAP, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income), all in accordance with GAAP, plus (c) interest expense for such period (to the extent deducted in the computation of Consolidated Net Income), plus (d) charges for Federal, State and local and foreign income taxes, plus (e) non-cash financing charges for such period (to the extent deducted in computation of Consolidated Net Income).

            "Early Termination Premium" has the meaning set forth in Section
3.6.

            "Eligible Accounts" means those Accounts created by Borrowers in the ordinary course of business, net of unapplied cash and non-product billing, that arise out of Borrowers' sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrowers to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Accounts shall in no event be deemed to include MHI Furniture Lease Receivables and, in addition, shall not include the following:

               (a) Accounts that the Account Debtor has failed to pay within ninety (90) days of the original invoice date thereof or within sixty (60) days past the due date therefor;

               (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

               (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

               (e) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill;

               (f) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrowers to whom such Accounts are owing have complied, to the satisfaction of Foothill,


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



with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

               (g) Accounts with respect to which the Account Debtor is a creditor of Borrowers, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, but only to the extent of that portion of the Account with respect to which such Account Debtor asserts a setoff right, liability or claim, except for such Accounts owing from such Account Debtor in respect of which Borrowers have delivered to Foothill a non-offset letter executed by the Account Debtors thereunder in favor of Foothill, in form and substance satisfactory to Foothill;

               (h) Accounts with respect to (i) Spiegel, Inc. ("Spiegel"), J.C. Penney and Abercrombie & Fitch if the total obligations owing in the aggregate by any of such Account Debtors to all Borrowers exceeds 10% of all Eligible Accounts of all Borrowers, to the extent of the obligations owing by any of such Account Debtors in excess of such percentage and (ii) any Account Debtor other than Spiegel, J.C. Penney and Abercrombie & Fitch whose total obligations owing to any Borrower exceed 20% of all Eligible Accounts of such Borrower, to the extent of the obligations owing by such Account Debtor in excess of such percentage, provided, that, Foothill may modify the percentage set forth herein from time to time in its reasonable credit judgment;

               (i) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding or becomes insolvent, or goes out of business;

               (j) Accounts, the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

               (k) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

               (l) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrowers to whom such Accounts are owing have qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

               (m) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrowers of the subject contract for goods or services;

               (n) Accounts with respect to which Borrowers received from the Account Debtor a customer deposit, to the extent of such customer deposit;

               (o) Accounts that have been transferred to any Borrower's legal or collection department;

               (p)     Accounts that consist of Credit Card Receivables;

               (q) Accounts owing to Artisan, unless and until Foothill shall have delivered written notice to Borrowers' Agent that Foothill has received and is satisfied with the results of the field audit of Artisan completed after the Closing Date pursuant to Section 3.3(e); and

               (r) Accounts acquired in connection with a Permitted Acquisition or thereafter arising or created in connection with any business acquired by a Borrower as a result of consummation of a Permitted Acquisition by such Borrower, unless and until Foothill shall have delivered written notice to Borrowers' Agent that Foothill is satisfied with the results of its Permitted Acquisition Audit with respect to such Permitted Acquisition.

            "Eligible Inventory" means with respect to each Borrower, Inventory consisting of first quality finished goods held for sale in the ordinary course of such Borrower's business and raw materials for such finished goods that are located at such Borrower's premises identified on Schedule E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrowers to Foothill in the Loan Documents; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with such Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

               (a) it is not owned solely by a Borrower or a Borrower does not have good, valid, and marketable title thereto;

               (b) it is not located at one of the locations set forth on Schedule E-1 or it is not subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, having an interest in any of such locations or otherwise in possession of such Inventory or it is not segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

               (c) it is not subject to a valid and perfected first priority security interest in favor of Foothill;

               (d) it consists of goods returned or rejected by a Borrower's customers or goods in transit;

               (e) it is obsolete or slow moving, a restrictive item, wallpaper and/or drapery, Inventory that as of any date of determination is at least three (3) months out of season, Inventory customized only for a specific Account Debtor, samples, work-in-process, a component that is not part of finished goods, or constitutes spare parts, including packaging and shipping materials, supplies used or consumed in such Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment;

               (f) it is Inventory of Parent that is held for sale or lease by Parent's APF Master Framemakers division ("APF"), Vanguard, Troy or Artisan, unless and until Foothill shall have delivered written notice to Borrowers' Agent that Foothill has received and is satisfied with the results of the physical inventory and the Inventory audit for APF and such Borrowers completed after the Closing Date pursuant to Sections 3.3(c) and 3.3(d);

               (g) it is Inventory of CSL or Windsor other than finished goods, unless and until Foothill shall have delivered written notice to Borrowers' Agent that Foothill has received and is satisfied with the results of the physical inventory and the Inventory audit for such Borrowers completed after the Closing Date pursuant to Sections 3.3(c) and 3.3(d);

               (h) it is Inventory of MHI which is subject to MHI Furniture Leases;

               (i) it is Inventory of Parent other than Inventory that is held for sale of lease by Parent's APF division (subject, however, to clause (f) above);

               (j) it is Inventory acquired in connection with a Permitted Acquisition or thereafter held for sale in connection with any business acquired by a Borrower as a result of consummation of a Permitted Acquisition by such Borrower, unless and until Foothill shall have delivered written notice to Borrowers' Agent that Foothill is satisfied with the results of its Permitted Acquisition Audit with respect to such Permitted Acquisition; or

               (k) it is Inventory of Artisan or Stylecraft subject to a trademark license ("Licensed Inventory") granted to a Borrower by Time Warner Entertainment Company L.P. ("Time Warner"), unless and until Foothill shall have received a trademark licensor agreement executed by Time Warner, satisfactory to Foothill, pursuant to which, among other things, Foothill shall be granted the unconditional right, from and after the occurrence and during the continuance of an Event of Default, to sell, liquidate and otherwise dispose of the Licensed Inventory in accordance wit this Agreement and the other Loan Documents.

           "Eligible MHI Furniture Lease Receivables" means those MHI Furniture Lease Receivables created by MHI in the ordinary course of its business that strictly comply with each and all of the representations and warranties respecting such MHI Furniture Leases and MHI Furniture Lease Receivables made by MHI to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that, standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible MHI Furniture Lease Receivables shall not include MHI Furniture Lease Receivables:

               (a) payment of which MHI Furniture Lease Receivables are more than sixty (60) days past due;

               (b) arising under any MHI Furniture Lease that is either (i) not in the possession of Foothill and that is not stamped with a legend satisfactory to Foothill or (ii) endorsed in favor of Foothill pursuant to an allonge attached to such MHI Furniture Lease, in each case for purposes of perfecting Foothill's Lien therein;

               (c) arising under any MHI Furniture Lease that Foothill reasonably determines to be a finance lease and not a true lease;

               (d) arising under any MHI Furniture Lease which is for a term of more than forty-eight (48) months, under which payment is to be made less frequently than monthly, under which payment has not commenced or is not due to commence within sixty (60) days after its execution and delivery, under which the lessee is exculpated from liability for any lease payments , which does not provide for reasonable liquidated damages upon default by lessee thereunder, or which contains other terms and other provisions which are not acceptable to Foothill in its reasonable credit judgment;

               (e) arising under any MHI Furniture Lease under or in respect of which the lessee is not obligated to pay the obligations specified and at the times specified under the MHI Furniture Lease;

               (f) arising under any MHI Furniture Lease which has not been duly executed and delivered by MHI, the lessee thereunder and any other parties named therein, and which by its terms, does not constitute a fully integrated and the entire agreement between or among such parties;

               (g) arising under any MHI Furniture Lease which is executed on a form which has not been approved in writing by Foothill;

               (h) arising under any MHI Furniture Lease with respect to which MHI has received a customer deposit, to the extent of such customer deposit;

               (i) where 50% or more of all MHI Furniture Lease Receivables owed by lessee(or its Affiliates) under all MHI Furniture Leases to which such lessee and its Affiliates are party are deemed ineligible under clause (a) above;

               (j) arising under any MHI Furniture Lease with respect to which the lessee is an employee, Affiliate, or agent of any Borrower;

               (k) arising under any MHI Furniture Lease with respect to which the lessee is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of MHI Furniture Lease Receivables with respect to which MHI has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of MHI Furniture Lease Receivables owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

               (l) arising under any MHI Furniture Lease with respect to which the lessee thereunder is a creditor of MHI, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to such MHI Furniture Lease or any MHI Furniture Lease Receivables then owing by it, but only to the extent of that portion of the MHI Furniture Lease Receivables with respect to which such lessee asserts a setoff right, liability or claim;

               (m) owing by any lessee whose total obligations owing to MHI pursuant to MHI Furniture Leases exceed 20% of all Eligible MHI Furniture Lease Receivables to the extent of the obligations owing by such lessee in excess of such percentage; provided, that, Foothill may modify the percentage set forth herein from time to time in its reasonable credit judgment;

               (n) with respect to which the lessee is subject to any Insolvency Proceeding or becomes insolvent, or goes out of business;

               (o) the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the lessee financial condition;

               (p) arising under any MHI Furniture Lease with respect to which the lessee thereunder has not taken possession of the Inventory of MHI described in such MHI Furniture Lease;

               (q) arising under any MHI Furniture Lease with respect to which the lessee is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such lessee in the courts or through any judicial process of such state), unless MHI has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

               (r) arising under any MHI Furniture Lease in respect of which a default or Event of Default thereunder exists, other than a payment default to the extent described in clause (a) of this definition;

               (s) which is not subject to a valid and perfected first priority security interest in favor of Foothill; and

               (t) arising under any MHI Furniture Lease acquired by MHI pursuant to a Permitted Acquisition, unless and until Foothill shall have delivered written notice to Borrowers' Agent that Foothill has received and is satisfied with the results of its Permitted Acquisition Audit with respect to such Permitted Acquisition.

            "Eligible MHI Furniture Lease Current Receivables" means, as of any date of determination, all Eligible MHI Furniture Lease Receivables consisting of matured, non-contingent obligations that are absolutely owing to MHI as of such date in accordance with the respective terms of the then existing MHI Furniture Leases and expressly exclude all Eligible MHI Furniture Lease Future Receivables.

            "Eligible MHI Furniture Lease Future Receivables" means, as of any date of determination, all Eligible MHI Furniture Lease Receivables that are not then owing to MHI and that shall become due and payable to MHI at any time within eighteen (18) months subsequent to such date, in accordance with the respective terms of the then existing MHI Furniture Leases.

            "Eligible Transferee" means: (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans and/or asset-based loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of Foothill; provided, however, that so long as no Default or Event of Default has occurred and is continuing, any Person described in clause (a) through (d) above, inclusive, must be approved by Borrowers' Agent, which approval shall not be unreasonably withheld.

            "Endeavor" means Endeavor Capital Fund SA and its successors and assigns.

            "Endeavor Documents" means, collectively, the following: the Exchange Agreement dated as of December 31, 1999 executed between Parent and Endeavor, the Secured Convertible Note due September 29, 2004 made by Parent in favor of Endeavor in the original principal amount of $1,744,518, the Security Agreement dated as of December 31, 1999 executed among Parent, Petals and Endeavor, and all agreements, documents and instruments now or hereafter executed and/or delivered in connection therewith (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced).

            "Equipment" means all of Borrowers' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any interest of Borrowers in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C.ss.ss.1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

            "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrowers under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrowers under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrowers are a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrowers and whose employees are aggregated with the employees of Borrowers under IRC Section 414(o).

            "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of any Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a Borrower or its Subsidiaries or any of their ERISA Affiliates.

            "Event of Default" has the meaning set forth in Section 8.

            "Excess Availability" means, as to each Borrower, the amount, as determined by Foothill, calculated at any time as to such Borrower, equal to:
(a) the lesser of (i) the amount of Advances available to such Borrower as of such time based on the applicable lending formulae set forth in Section 2.1(a) hereof, subject to any then applicable reserves and (ii) the Maximum Revolving Amount, minus (b) the sum of (i) the amount of all then outstanding and unpaid Obligations of such Borrower (which Obligations, solely for the purposes of this definition, shall include the unpaid balance of Term Loan A and Term Loan B in the case of Petals and MHI, respectively), plus (ii) the excess of (x) the aggregate amount of all past due trade payables then owed by such Borrower over
(y) the aggregate amount of all past due trade payables owed by Borrower as of the date reported in the prospect field audit report for Borrowers completed by Foothill's underwriters prior to the Closing Date.

            "Excess Cash Flow" means, as to any Person, for any period, an amount equal to (a) EBITDA less (b) the aggregate amount of interest paid by such Person during such period with respect to all of its then outstanding Indebtedness, less (c) the aggregate amount of payments made by such Person during such period in reduction of the unpaid principal of any of its then outstanding Indebtedness, less (d) non-financed Capital Expenditures made by such Person during such period, less (e) the aggregate amount of all federal, state and local taxes paid and payable by such Person for such period.

            "Existing Lenders" means all of the existing lenders to Borrowers listed on Schedule B annexed hereto.

            "FEIN" means Federal Employer Identification Number.

            "Foothill" has the meaning set forth in the preamble to this Agreement.

            "Foothill Account" has the meaning set forth in Section 2.6.

            "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including (a) appraisals of (i) Inventory in accordance with Section 2.1(c) and (ii) all other Personal Property Collateral no more frequently than once during each of Borrowers' fiscal quarters prior to the occurrence of an Event of Default that is continuing and
(b) Real Property Collateral appraisals no more frequently than once during each of Borrowers' fiscal years prior to the occurrence of an Event of Default that is continuing), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrowers (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining the Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrowers or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning a Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "General Intangibles" means all of Borrowers' present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, net operating loss carry-forwards, causes of action and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

            "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

            "Governmental Authority" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Stock or capital ownership or otherwise, by any of the foregoing.

            "Guarantors" means, individually and collectively, jointly and severally, Parent, all other Borrowers, Concepts, Decor, Habitat, Petals-CT, Petals-FL, Petals-NY and Petals-PA, Interiors.com, and any other Subsidiary of Parent or any other Borrower that shall now or hereafter guarantee the payment and performance of the Obligations to Foothill.

            "Habitat" means Habitat Solutions, Inc., a Delaware corporation, and its successors and assigns and a Guarantor of the Obligations.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hernando Property" means the Real Property owned by Stylecraft known commonly as 325 Kapik Street, U.S. Highway 51 North, Hernando, Mississippi.

            "Hernando Refinancing" means the mortgage loan refinancing arrangements entered on or about the date hereof between Stylecraft and Bank of America pursuant to which Stylecraft received, or shall contemporaneously herewith receive, unrestricted cash or cash equivalents of at least $1,200,000 from the refinancing of Indebtedness previously secured by the Hernando Property.

            "Indebtedness" means: (a) all obligations of a Person for borrowed money, (b) all obligations of a Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrowers in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Person under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of a Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of a Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to a Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Intellectual Property" has the meaning ascribed thereto in Section 5.15.

            "Intellectual Property Security Agreements" shall mean, collectively, each Trademark Collateral Assignment and Security Agreement, Patent Collateral Assignment and Security Agreement, and Copyright Collateral Assignment and Security Agreement respectively executed by Borrowers and Guarantors now or hereafter owning Intellectual Property, the ownership of which and/or an application therefor has been registered with the United States Patent and Trademark Office and the United States Copyright Office (as applicable), each in form and substance satisfactory to Foothill.

            "Intercompany Loans" means short-term intercompany loans in the ordinary course of business by any Borrower to another Borrower or to a Guarantor that are permitted pursuant to Section 7.13.

            "Interest Rate Protection Agreement" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

            "Interiors.com" means Interiors.com, Inc., a Delaware corporation, and its successors and assigns and a Guarantor of the Obligations.

            "Inventory" means all present and future inventory in which a Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of a Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

            "Inventory Reserves" means reserves (determined from time to time by Foothill in its discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible Inventory by Borrowers, plus (b) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrowers, plus (c) adverse facts and circumstances relating to the Inventory as determined by Foothill based upon any audit of Borrowers and/or Guarantors conducted by Foothill or based upon the physical survey or ground inspection of Inventory delivered to Foothill pursuant to Section 6.2.

            "Investment Property" means "investment property" as that term is defined in Section 9-115 of the Code, and in any event shall include all present and future investment property, financial assets, securities entitlements, securities accounts, commodities accounts and securities (whether certificated or uncertificated) in which a Borrower has any interest.

            "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            "J.D. Edwards Systems" means a J.D. Edwards system of inventory management and control effected pursuant to computer software commonly used in Borrowers' industry for such purpose and that will, among other things, enable Borrowers to meet their reporting obligations to Lender under this Agreement, and any other replacement system therefor that is reasonably satisfactory to Foothill.

            "Legal Requirements" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

            "L/C" has the meaning set forth in Section 2.2(a).

            "L/C Guaranty" has the meaning set forth in Section 2.2(a).

            "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

            "Letter of Credit Usage" means the sum of (a) the undrawn amount of Letters of Credit, plus (b) the amount of unreimbursed drawings under Letters of Credit.

            "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Limeridge" means Limeridge, LLC, a limited liability company formed under the laws of the Cayman Islands, and its successors and assigns.

            "Limeridge Documents" means, collectively, the following (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): the Limeridge Purchase Agreement together with the "Notes", "Escrow Agreement", "Exchange Agreement", "Preferred Stock", "Registration Rights Agreement", "Security Agreement", "Warrants" and "Warrant Shares" (each of the foregoing quoted terms having the meanings ascribed to such terms in the Limeridge Purchase Agreement,) and all agreements, documents and instruments now or hereafter executed and/or delivered in connection therewith.

            "Limeridge Purchase Agreement" means the Secured Convertible Note Purchase Agreement, dated as of September 30, 1999, by and between Limeridge, as an investor, and Parent, as issuer, pursuant to which Parent issued and sold to Limeridge up to $13,540,626 in principal amount of "Notes" and "Warrants" to purchase an aggregate of $1,000,000 of "Warrant Shares" (as such quoted terms are defined therein), as such agreement now exists or may from time to time hereafter be modified, supplemented or otherwise amended, extended, renewed or replaced.

            "Loan Account" has the meaning set forth in Section 2.9.

            "Loan Documents" means this Agreement, the Disbursement Letter, the Pledge Agreements, the Letters of Credit, the Continuing Guaranty of the Obligations by each of Borrowers and Guarantors in favor of Foothill, the Security Agreements, the Lockbox Agreements, the Mortgages, any note or notes executed by Borrowers and payable to Foothill, the Intellectual Property Security Agreements and any other agreement entered into, now or in the future, in connection with this Agreement.

            "Loan Parties" means the collective reference to Borrowers and Guarantors.

            "Loans" means all Advances, the Term Loans, Letters of Credit and any and all other payment Obligations at any time charged by Foothill to the Loan Account in accordance with the terms of the Loan Documents.

            "Lockbox Account" means a depositary account established pursuant to one of the Lockbox Agreements.

            "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrowers and/or Borrowers' Agent or Concepts (as applicable), Foothill, and one of the Lockbox Banks.

            "Lockbox Banks" means, collectively, those banks set forth on Schedule C hereto, each of which has entered into and executed a Lockbox Agreement, or such other banks as may be agreed to by Borrowers' Agent and Foothill from time to time.

            "Lockboxes" has the meaning set forth in Section 2.6.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Loan Party, other than a Deminimis Loan Party, (b) the material impairment of any Loan Party's (other than a Deminimis Loan Party's) ability to perform its obligations under the Loan Documents to which it is a party or the material impairment of Foothill's ability to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

            "Maximum Revolving Amount" means $25,000,000.

            "MHI" means Model Home Interiors , Inc., a Maryland corporation, and its successors and assigns and a Borrower and Guarantor hereunder.

            "MHI Furniture Lease Endorsement" means the allonge endorsement executed by MHI in favor of Foothill and appended by MHI to each MHI Furniture Lease in existence as of the Closing Date in the form of Exhibit B-1 hereto and executed by MHI in favor of Foothill and appended by MHI to each MHI Furniture Lease executed from and after the Closing Date in the form of Exhibit B-2 hereto, pursuant to which MHI endorses and collaterally assigns to Foothill each MHI Furniture Lease.

            "MHI Furniture Lease Receivables" means all currently existing and hereafter arising obligations payable to MHI arising out of MHI Furniture Leases and any and all credit insurance, guarantees and security therefor.

            "MHI Furniture Leases" means chattel paper consisting of the written long term leases of furniture and other home furnishings made by MHI, as lessor, and Persons who use such furniture and home furnishings for business purposes only (and not for personal, family or household use), principally consisting of developers of residential real estate, as lessee, for use in their model homes, and which leases are executed in substantially the form annexed hereto as Exhibit A.

            "Mortgages" means collectively, the mortgage, deed of trust and/or similar instruments executed and delivered in favor of Foothill to secure all of the Obligations, covering the Hernando Property and the Real Property owned by Stylecraft in Senatobia, Mississippi, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced

            "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

            "Negotiable Collateral" means all of a Person's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of Borrowers), documents, personal property leases (wherein a Borrower is the lessor), chattel paper (including, without limitation, all MHI Furniture Leases), and Borrowers' Books relating to any of the foregoing.

            "Net Worth" means as to any Person, as of any date of determination, the difference of (a) such Person's total stockholder's equity, minus (b) the sum of: (i) all of such Person's prepaid expenses, and (ii) all amounts due to such Person from Affiliates, all determined in accordance with GAAP.

            "Obligations" means all loans, Advances, Term Loans, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrowers' Loan Accounts pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrowers, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrowers to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise.

            "OLV" means, with respect to any Collateral, the orderly liquidation value thereof, as determined by Foothill pursuant to an appraisal, and performed by an appraiser, satisfactory to Foothill, net of estimated liquidation expenses with respect to such Collateral, as determined by Foothill.

            "Overadvance" has the meaning set forth in Section 2.4.

            "Parent" means Interiors, Inc., a Delaware corporation, and its successors and assigns and a Borrower and Guarantor hereunder.

            "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

            "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Foothill, from Existing Lenders respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lenders and obtain a termination or release of all of the Liens existing in favor of Existing Lenders in and to the properties or assets of Borrowers and Guarantors.

            "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

            "Permits" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval, consents, orders or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

            "Permitted Acquisition" means an acquisition by any Borrower of assets of another Person or all or substantially all of the Stock of another Person, so long as:

               (a) Foothill shall have received at least forty-five (45) days prior written notice of the proposed transaction, including a summary description thereof (including material financial terms), which summary must be reasonably satisfactory to Foothill;

               (b) no Default or Event of Default shall have occurred and be continuing as of the consummation of such transaction or would result from the consummation of the proposed transaction;

               (c) the Borrower that proposes to make such acquisition has provided Foothill with written confirmation, supported by reasonably detailed calculations, that, on a "pro forma basis" (as defined below), the Borrowers' would have been in compliance with each of the financial covenants in Section
7.20 hereof for the 12 months ending as of the Borrowers' fiscal quarter ended immediately prior to the proposed date of consummation of such proposed acquisition. For the purposes hereof, "pro forma basis" means financial calculations created by adding the historical combined financial statements of the Borrowers (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed acquisition (adjusted to eliminate expense items that would not have been incurred and to include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be determined by Foothill);

               (d) Foothill shall have received Uniform Commercial Code, judgment and tax lien searches ("Search Reports") with respect to the Person whose assets or Stock (as applicable) will be purchased from such jurisdictions as Foothill shall reasonably require, reflecting that no Liens other than Permitted Liens exist (i) on the assets or Stock to be acquired and (ii) in the case of a Stock acquisition, on the assets of the Person whose Stock shall be acquired, and which Search Reports shall otherwise be satisfactory to Foothill;

               (e) in the case of an asset acquisition, the acquiring Borrower shall have executed and delivered any and all security agreements, UCC-1 financing statements, fixture filings, mortgages, leasehold mortgages, and all such other Loan Documents as may be requested by Foothill in order to include the newly acquired assets within the Collateral;

               (f) in the case of a Stock acquisition, concurrent with the consummation of such acquisition, the acquired Person shall have been merged with and into the acquiring Borrower, with such Borrower as the survivor of such merger;

               (g) at the time of consummation of the proposed asset or Stock acquisition, Foothill shall have determined that none of the Loan Parties identified in the chart relating to completion dates for the J.D. Edwards System set forth in Section 2.5 has failed to complete the implementation of the J.D. Edwards System by the "Required Completion Date" respectively set forth opposite such Loan Parties in such chart; and

               (h) at the time of consummation of the proposed asset or Stock acquisition, and immediately after giving effect thereto, the Borrower that proposes to consummate such transaction shall have Excess Availability of not less than $2,000,000.

            "Permitted Acquisition Audit" means an audit conducted by Foothill with respect to the assets and related business acquired by a Borrower pursuant to consummation of either an asset or Stock acquisition that is a Permitted Acquisition.

            "Permitted Additional Indebtedness" means Indebtedness for borrowed money incurred by a Borrower in favor of an Person that is not an Affiliate, at any time, and from time to time, after the Closing Date, so long as:

               (a) Foothill shall have received at least forty-five (45) days prior written notice of the proposed incurrence of such Indebtedness, including a summary description thereof (including principal financial terms), which summary must be reasonably satisfactory to Foothill;

               (b) such Indebtedness is unsecured, provides for regularly scheduled payments of interest only at then existing market interest rates applicable to Indebtedness of similar amounts and for borrowers having the same crediting rating as Borrowers and the principal amount of which shall be due and payable no earlier than the Renewal Date;

               (c) all such Indebtedness incurred by all Borrowers shall not exceed $10,000,000 in the aggregate during the term of this Agreement;

               (d) Borrowers shall have furnished financial projections to Foothill, in form and substance satisfactory to Foothill, evidencing to Foothill's satisfaction, in its sole discretion, that the Borrower(s) that propose(s) to incur such Indebtedness will be able to satisfy in full all of its (their) obligations with respect to such proposed Indebtedness and with respect to all other then existing Indebtedness of such Borrower(s) as and when such obligations become due and payable in accordance with the then existing terms thereof; and

               (e) no Default or Event of Default shall have occurred and be continuing as of the consummation of such Indebtedness or would result from the incurrence thereof.

            "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) the Liens granted by Parent (i) to Limeridge and Endeavor on the Stock of Petals to the extent such Liens secure only the Indebtedness permitted under Section 7.1(d); (d) Liens set forth on Schedule P-1, (e) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrowers, (j) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrowers are in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (k) Liens with respect to the Hernando Property in favor of Bank of America securing the Hernando Refinancing and other Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill, (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrowers or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrowers, and (l) rights of setoff of any Credit Card Issuer or Credit Card Processor against amounts owing by such Persons to any Borrowers, Guarantor or Subsidiary or against credit balances of any Borrowers, Guarantor or Subsidiary with any Credit Card Issuer or Credit Card Processor, but not liens on or rights of setoff against any other property or assets of such Borrowers, Guarantor or Subsidiary, all as may be provided for in the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of such Borrowers, Guarantor or Subsidiary consisting of fees, chargebacks and similar obligations to such Credit Card Issuer or Credit Card Processor.

            "Permitted Protest" means the right of a Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of such Borrower in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by such Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

            "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

            "Petals" means Petals, Inc., a Delaware corporation, and its successors and assigns and a Borrower and Guarantor hereunder.

            "Petals Intercompany Closing Loans" means all Intercompany Loans made on or about the Closing Date by Petals to one or more of the West Coast Companies for the purpose of, among other things, enabling the West Coast Companies to pay in full on the Closing Date their respective outstanding obligations to the Existing Lenders as required by Section 3.1.

            "Petals-CT" means Petals Factory Outlet of Connecticut, Inc., a Connecticut corporation, and its successors and assigns and a Guarantor of the Obligations

            "Petals-FL" means Petals Factory Outlet of Florida, Inc., a Florida corporation, and its successors and assigns and a Guarantor of the Obligations.

            "Petals-NY" means Petals Factory Outlet, Inc., a New York corporation, and its successors and assigns and a Guarantor of the Obligations.

            "Petals-PA" means Petals Factory Outlet of Pennsylvania, Inc., a Pennsylvania corporation, and its successors and assigns and a Guarantor of the Obligations.

            "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by a Borrower or with respect to which it may incur liability.

            "Pledge Agreements" mean, collectively, the Pledge and Security Agreement executed and delivered on the Closing Date by, respectively, Parent, Decor, Petals and Habitat, in favor of Foothill, in form and substance satisfactory to Foothill, pursuant to which, among other things, Parent, Decor, Petals and Habitat, shall each pledge to Foothill, all of the Stock of its Subsidiaries owned by it.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrowers.

            "Real Property Collateral" means the Hernando Property, the other parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by Borrowers.

            "Reference Rate" means the variable rate of interest, per annum, most recently announced by Wells Fargo Bank, or any successor thereto, as its "prime rate," irrespective of whether such announced rate is the best rate available from such financial institution.

            "Renewal Date" has the meaning set forth in Section 3.4.

            "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

            "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

            "Securities Account" means a "securities account" as that term is defined in Section 8-501 of the Code.

            "Security Agreement" means, individually and collectively, the General Security Agreement separately executed and delivered on the Closing Date by each Guarantor in favor of Foothill, in form and substance satisfactory to Foothill, pursuant to which, among other things, such Guarantor shall grant to Foothill, a first priority Lien on all of its Guarantor Collateral more particularly described therein.

            "Solvency Certificate" means a certificate executed and delivered to Foothill in the form of Exhibit S-1 attached hereto by the President, Treasurer, or Chief Financial Officer of Parent, certifying to Foothill that, as of the date of such certificate, except as otherwise set forth therein, Parent and each Borrower is Solvent, accompanied by an internally prepared consolidated and consolidating balance sheet in support of such certification.

            "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. Solely for the purposes of determining whether each Borrower is Solvent, the aggregate amount of Obligations in respect of which each Borrower is jointly and severally liable to Foothill hereunder shall be allocated to each Borrower based upon the sum of (i) the amount of the Loans made and Letter of Credit Usage incurred exclusively to or for such Borrower's account, as evidenced by the monthly borrowing base certificate delivered by Borrowers to Foothill pursuant to Section 6.2(d), plus (ii) a portion of the aggregate amount of Loans made and Letter of Credit Usage incurred by or for the account of such Borrower as a Guarantor of the Obligations due Foothill by each other Borrower and Guarantor (the "Guaranteed Portion"), based upon Borrowers' good faith estimate of the Guaranteed Portion of the Obligations with respect to which such Borrower shall be liable, allocated by Borrowers so that in any event the total of sums for each Borrower do not exceed for any Borrower such Borrower's net worth, as evidenced by the Solvency Certificate. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

            "Stock" means all shares, options, warrants, interests, participations, interests in limited liability companies or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Stylecraft" means Stylecraft Lamps, Inc., a Tennessee corporation, and its successors and assigns and a Borrower and Guarantor hereunder.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Systems Reserve" means a reserve against the Maximum Revolving Amount available to Borrowers pursuant to Section 2.1(a) in the initial amount of $1,000,000; which reserve will remain in effect until Foothill receives evidence that the J.D. Edwards System has been implemented to the reasonable satisfaction of Foothill with respect to Parent and all of its Subsidiaries; except that, if, after Foothill's completion of the audit of Borrowers contemplated by Section 3.3, Foothill is satisfied that the J.D. Edwards System has been fully and effectively implemented by each of the respective Loan Parties listed below, then (and only in such event), the Systems Reserve shall be reduced by the "Systems Reserve Reduction Amount" set forth below applicable to the implementation of the J.D. Edwards System for such Loan Parties:


                                             SYSTEMS RESERVE
         BORROWERS                          REDUCTION AMOUNT
         ---------                          ----------------

          Interiors                             $150,000
          Petals                                 150,000
          Troy                                   150,000
          CSL                                    150,000
          Windsor and Vanguard                   150,000
          Stylecraft                             150,000
          MHI                                    150,000
          Concepts                               150,000


            "Term Loan A" has the meaning set forth in Section 2.3(a).

            "Term Loan B" has the meaning set forth in Section 2.3(b).

            "Term Loans" mean, collectively, Term Loan A and Term Loan B.

            "Term Note A" has the meaning set forth in Section 2.3(a).

            "Term Note B" has the meaning set forth in Section 2.3(b).

            "Term Notes" mean, collectively, Term Note A and Term Note B.

            "Troy" means Troy Lighting, Inc., a California corporation, and its successors and assigns and a Borrower and Guarantor hereunder.

            "Value" means, with respect to Inventory, the lower of cost or market value thereof, as determined in accordance with Borrowers' past business practices, provided, that, for purposes of calculating the Borrowing Base, the Value of Inventory shall not include the portion of the Value of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower.

            "Vanguard" means Vanguard Studios, Inc., a California corporation, and its successors and assigns and a Borrower and Guarantor hereunder.

            "Voidable Transfer" has the meaning set forth in Section 15.8.

            "West Coast Companies" means, collectively, Artisan, CSL, Troy, Vanguard and Windsor.

            "Windsor" means Windsor Art, Inc., a Missouri corporation, and its successors and assigns and a Borrower and Guarantor hereunder.

      1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" is used in respect of a financial covenant or a related definition, it shall be understood to mean all Borrowers on a consolidated basis unless the context clearly requires otherwise.

      1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

      1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

      1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.    LOAN AND TERMS OF PAYMENT.

      2.1   REVOLVING ADVANCES.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrowers' Agent on behalf of Borrowers as follows:

                       (i) subject to the terms and conditions of this Agreement, Foothill agrees to make Advances to each Borrower in an aggregate amount outstanding not to exceed at any one time the lesser of
     (A) as to all Borrowers, the Maximum Revolving Amount less (1) the outstanding principal amount of the

Term Loans, less (2) the aggregate amount of Advances to all Borrowers then outstanding less (3) the Letter of Credit Usage of all Borrowers, and less (4) the Systems Reserve, or (B) as to each Borrower, the Borrowing Base as to such Borrower less (1) the Letter of Credit Usage of such Borrower, less (2) the aggregate amount of all Advances to such Borrower then outstanding, less (3) in the case of Petals and MHI, the aggregate outstanding principal amount of Term Loan A and Term Loan B, and respectively, less (4) the aggregate amount of reserves (other than the Systems Reserve) allocated to such Borrower by Foothill pursuant to Section 2.1(b). For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean with respect to any Borrower the result of:

                      (w) the lesser of (i) eighty five percent (85%) of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding ninety (90) day period, plus

                      (x) solely in the case of the Borrowing Base for MHI, the lesser of (i) eighty-five (85%) percent of Eligible MHI Furniture Lease Current Receivables, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to MHI's Collections with respect to Eligible MHI Furniture Lease Current Receivables for the immediately preceding ninety (90) day period, plus

                      (y) the lowest of (i) $10,000,000 less the then outstanding aggregate amount of Advances to all other Borrowers with respect to their Eligible Inventory, (ii) such Borrower's Inventory Advance Rate Percentage of the Value of such Borrower's Eligible Inventory, (iii) eighty (80%) percent of that percentage of Value that was utilized by the appraiser that prepared the Inventory appraisal most recently delivered to Foothill, in order for such appraiser to establish OLV of such Inventory, multiplied by the Value of Eligible Inventory of such Borrower and (iv) one hundred (100%) percent of the amount of credit availability created by Section 2.1(a)(w) above for such Borrower, minus

                       (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b).


               (b) Anything to the contrary in Section 2.1 notwithstanding, Foothill shall have the right to establish reserves in such amounts, and with respect to such matters, Foothill in its discretion shall deem necessary or appropriate, against each Borrower's Borrowing Base, including, without limitation, the Dilution Reserve, the Systems Reserve, Inventory Reserves and reserves with respect to (i) sums that a Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by a Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over Foothill's Liens), which Lien or trust, in the discretion of Foothill, likely would have a priority superior to Foothill's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (iii) a standing reserve against the Borrowing Base of Parent, in an amount equal to two (2) months rent from time to time owing in respect of Parent's leased premises in Mount Vernon, New York, if Foothill shall not have received a Collateral Access Agreement with respect to such leased premises,
(iv) a standing test count reserve against the Borrowing Base of Petals in an amount equal to $100,000 and against the Borrowing Base of Windsor in an amount equal to $50,000, (v) a standing cost test reserve against the Borrowing Base of Petals in an amount equal to $100,000, and (vi) a standing control weakness reserve against the Borrowing Base of Troy in an amount equal to twenty-five (25%) percent of Troy's Eligible Accounts, unless Troy delivers to Foothill back-up documentation satisfactory to Foothill with respect to Troy's Inventory, in the absence of the existence of controls satisfactory to Foothill with respect thereto.

               (c) Foothill shall have the right to have the Inventory reappraised by a qualified appraiser selected by Foothill from time to time after the Closing Date for the purpose of redetermining the OLV of the Inventory. In the absence of the occurrence and continuation of an Event of Default, such appraisals shall occur during normal business hours and no more often than twice during each twelve-month period following the Closing Date.

               (d) Foothill shall have no obligation to make Advances hereunder to any Borrower to the extent they would cause the outstanding Obligations to exceed the lesser of the Maximum Revolving Amount and such Borrower's Borrowing Base.

               (e) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

      2.2   LETTER OF CREDIT SUBFACILITY.

               (a) Agreement to Cause Issuance; Amounts; Outside Expiration Date. Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of each Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of such Borrower. Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

               (i) the aggregate amount of a Borrower's Letter of Credit Usage issued would exceed the Borrowing Base for such Borrower less the amount of outstanding Loans to such Borrower less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b) with respect to such Borrower; or

                       (ii) the aggregate amount of all Letter of Credit Usage for all Borrowers would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Loans to all Borrowers less the aggregate amount of Inventory Reserves, Systems Reserve and any other reserves established under
Section 2.1(b) with respect to all Borrowers; or (y) $1,000,000; or

                       (iii) the sum of the outstanding Loans to all Borrowers plus the outstanding Letter of Credit Usage for all Borrowers would exceed the Maximum Revolving Amount.

Borrowers expressly understand and agree that Foothill shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrowers and Foothill agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under
Section 2.5.

               (b) Indemnification. Borrowers hereby, jointly and severally, agree to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any Letter of Credit, unless caused by the gross negligence or willful misconduct of Foothill. Borrowers agree to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by Foothill and opened to or for any Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for any Borrower's account, even though this interpretation may be different from such Borrower's own, and Borrowers understand and agree that Foothill shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, unless caused by the gross negligence or willful misconduct of Foothill. Borrowers understand that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrowers against such issuing bank. Borrowers hereby agree to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank, unless caused by the gross negligence or willful misconduct of Foothill.

               (c) Supporting Materials. Borrowers hereby authorize and direct any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrowers may or may not be the "applicant" or "account party" with respect to such letter of credit.

               (d) Compensation for Letters of Credit. Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable immediately by Borrowers to Foothill.

               (e) Cash Collateral. Immediately upon the termination of this Agreement, Borrowers agree to either provide cash collateral to be held by Foothill in an amount equal to 105% of the maximum aggregate amount of Foothill's obligations under all outstanding Letters of Credit, or cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit. At Foothill's discretion, any proceeds of Collateral (including, without limitation, Collections) received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

               (f) Increased Costs. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                       (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                       (ii) there shall be imposed on the issuing bank any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in
Section 2.5(a), (b) or (d), as applicable. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

      2.3   TERM LOANS.

               (a)     Term Loan A.

                       (i) Subject to the terms and conditions of this Agreement, Foothill has agreed to make a term loan to Petals in the original principal amount of $2,000,000 ("Term Loan A"). Term Loan A shall be evidenced by a Term Promissory Note ("Term Note A") executed and delivered on the Closing Date by Petals in favor of the Foothill, providing for the repayment of Term Loan A based upon a thirty-two (32) month amortization, with the first thirty-one (31) installments being in the amount of $62,500 and the thirty-second (32nd) and final installment being in the amount of the then unpaid principal balance of Term Loan A, together with all accrued and unpaid interest thereon.

                       (ii) Each such installment shall be due and payable on the first day of each month commencing on the first day of the first month following the Closing Date and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of Term Loan A is paid in full. The outstanding principal balance and all accrued and unpaid interest under Term Loan A shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under Term Loan A shall constitute Obligations.

                       (iii) In the event that at the end of any month, the principal amount of Term Loan A then outstanding exceeds the amount equal to fifty (50%) percent of the EBITDA of Petals and its Subsidiaries for the immediately preceding twelve (12) months, as shown on the monthly financial statements delivered to Foothill pursuant to Section 6.3(a), then Petals shall, absolutely and unconditionally, without notice or demand, make a payment to Foothill as a mandatory prepayment of the then outstanding principal amount of Term Loan A in the entire amount of such excess.

                       (iv) Notwithstanding anything to the contrary set forth in this Agreement, if and when Foothill determines that the Inventory of the West Coast Companies and Artisan constitutes Eligible Inventory (in accordance with clauses (f) and (g) of the definition of Eligible Inventory set forth in
Section 1), until such time as all Petals Intercompany Closing Loans have been paid in full or Term Loan A has been paid in full (whichever shall first occur), the proceeds of all Advances made by Foothill to any of the West Coast Companies with respect to the Eligible Inventory of any such West Coast Company shall be applied by Foothill as a mandatory prepayment of the then outstanding principal amount of Term Loan A, all of which mandatory prepayments to Foothill shall be deemed and shall constitute a mandatory prepayment to Petals of all Petals Intercompany Closing Loans then outstanding.

                       (v) Each prepayment made by Petals pursuant to this
Section 2.3(a)(iii) and (iv) shall be applied to the installments of principal on Term Loan A in the inverse order of maturity and no prepayment premium or penalty shall be applicable to any of such payments. All interest accrued on the principal amount of Term Loan A prepaid pursuant to Section 2.3(a)(iii) and (iv) shall be paid, or may be charged by Foothill to the loan account(s) of Petals, at Foothill's option, on the date of such prepayment.

               (b)     Term Loan B.


                       (i) Subject to the terms and conditions of this Agreement, Foothill agrees to make a term loan to MHI in the original principal amount of $1,659,000 ("Term Loan B"). Term Loan B shall be evidenced by a Term Promissory Note ("Term Note B") executed and delivered on the Closing Date by MHI in favor of Foothill, providing for the repayment of Term Loan B based upon a thirty-two (32) month amortization, with the first thirty-one (31) installments being in the amount of $51,844 and the thirty-second and final installment being in the amount of the then unpaid principal balance of Term Loan B, together with all accrued and unpaid interest thereon.

                       (ii) Each such installment shall be due and payable on the first day of each month commencing on the first day of the first month following the Closing Date and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of Term Loan B is paid in full. The outstanding principal balance and all accrued and unpaid interest under Term Loan B shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under Term Loan B shall constitute Obligations.

                       (iii) In the event that the principal amount of Term Loan B outstanding at any time exceeds the amount equal to eighty (80%) percent of Eligible MHI Furniture Lease Future Receivables, MHI shall, absolutely and unconditionally, without notice or demand, make a payment to Foothill as a mandatory prepayment of the then outstanding principal amount of Term Loan B in the entire amount of such excess. Each such prepayment made by MHI pursuant to this Section 2.3(b)(iii) shall be applied to the installments of principal on Term Loan B in the inverse order of maturity and no prepayment premium or penalty shall be applicable to any of such payments. All interest accrued on the principal amount of Term Loan B prepaid pursuant to this Section 2.3(b)(iii) shall be paid, or may be charged by Foothill to the loan account(s) of MHI at Foothill's option, on the date of such prepayment.



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



               (c) Not later than the date (i) ninety (90) days after the end of Borrowers' fiscal year ended June 30, 2000 and the end of each fiscal year thereafter, and (ii) forty-five (45) days after the first six (6) months of each fiscal year of Borrowers, Borrowers shall pay to Foothill an amount equal to fifty (50%) percent of the Excess Cash Flow of Parent and its Subsidiaries for each such period as a mandatory prepayment of the then outstanding principal amount of Term Loans. For purposes hereof, Excess Cash Flow shall be calculated based on the audited financial statements of Parent and its Subsidiaries for the applicable fiscal year delivered to Foothill in accordance with Section 6.3 hereof and the first six (6) months of such fiscal year based on the internally prepared interim financial statements, as reviewed by such accountants, delivered by Borrowers to Foothill in accordance with Section 6.3 hereof. Each such prepayment pursuant to this Section 2.3(c) shall be applied, first, to the unpaid installments of principal on Term Loan A, in the inverse order of maturity, and second, to the then unpaid installments of principal on Term Loan B, in the inverse order of maturity, and no prepayment premium or penalty shall be applicable to any of such payments. All interest accrued on the principal amount of the Loans prepaid pursuant to this Section 2.3(c) shall be paid, or may be charged by Foothill to the loan account(s) of Borrowers, at Foothill's option, on the date of such prepayment.

      2.4 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by any Borrower to Foothill pursuant to Section 2.1 is greater than either the Dollar or percentage limitations for such Borrower set forth in
Section 2.1 (an "Overadvance"), Borrowers immediately shall pay to Foothill, in cash, the amount of such excess, to be used by Foothill to repay Advances outstanding to such Borrower under Section 2.1.

      2.5   INTEREST:  RATES, PAYMENTS, AND CALCULATIONS.

               (a) INTEREST RATE. Except as provided in clauses (b) and (d) below, all Obligations shall bear interest on the Daily Balance at a per annum rate of the Reference Rate plus the Applicable Margin.


               (b) REDUCTION IN INTEREST RATE: Notwithstanding anything to the contrary contained herein above in this Section 2.5(a), if (i) Borrowers achieve EBITDA in the amount set forth in the chart below for any fiscal year of Borrowers, commencing with the fiscal year ending June 30, 2000, as evidenced by financial statements for Borrowers that have been prepared and audited by independent certified public accountants acceptable to Foothill and delivered to Foothill in accordance with Section 6.3, (ii) if Foothill has determined that the Inventory of the West Coast Companies constitutes Eligible Inventory (in accordance with clauses (f) and (g) of the definition of Eligible Inventory set forth in Section 1), and (iii) if Foothill has determined that none of the Loan Parties identified in the chart set forth below have failed to complete the implementation of the J.D. Edwards System by the "Required Completion Date" respectively set forth below opposite such Loan Party, then, provided, that, no Default or Event of Default shall have occurred and be then continuing, the Applicable Margin shall be reduced to, and the definition of Applicable Margin set forth in Section 1 shall be thereupon amended by replacing the percentages set forth therein with, the respective percentages set forth below:

               MINIMUM                  RESULTING           RESULTING APPLICABLE
             EBITDA FOR             APPLICABLE MARGIN            MARGIN FOR
            FISCAL YEAR               FOR ADVANCES               TERM LOANS
            ------------         -----------------------     -----------------
             $7,000,000-                  .50%                    1.00%
             $9,000,000

            Greater than                  .25%                     .50%
             $9,000,000

                                                                REQUIRED
                                                               COMPLETION
            LOAN PARTIES                                          DATE
            ------------                                          ----
        Parent's Focus Rugs and Accessories Division and
          Petals' Flora Division                                8/31/00
        Parent's APF Division                                  12/31/00
        Troy and Petals' Catalog Division                       4/30/01
        CSL                                                     8/31/01
        Windsor and Vanguard                                    1/31/02
        Stylecraft                                              6/30/02
        MHI                                                    10/31/02
        Concepts                                                2/28/03


               (c) LETTER OF CREDIT FEE. Borrowers shall pay Foothill monthly, in arrears, a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to (1%) per annum times the amount of the undrawn Letters of Credit (the "L/C Fee").

               (d) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to three percentage points (3.00%) in excess of the sum of the Reference Rate plus the Applicable Margin.

               (e) MINIMUM INTEREST. In no event shall the rate of interest chargeable hereunder for any day be less than eight percent (8%) per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

               (f) PAYMENTS. Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Each Borrower hereby authorizes Foothill, at its option, without prior notice to such Borrower, to charge such interest, all Foothill Expenses (as and when incurred), the fees and charges provided for in Section 2.10 (as and when accrued or incurred), and all other payments due under any Loan Document to such Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

               (g) COMPUTATION. The Reference Rate as of the date of this Agreement is 9.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change


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



in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

               (h) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.6 COLLECTION OF ACCOUNTS. Borrowers shall, and Parent shall cause Concepts to, at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct, and Parent shall cause Concepts to instruct, all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower and the "Accounts", "General Intangibles" and "Negotiable Collateral" of Concepts (as such quoted terms are defined in the Security Agreement executed by Concepts in favor of Foothill) to remit all Collections in respect thereof to such Lockboxes. Borrowers, Foothill, and the Lockbox Banks shall enter into, and Parent shall cause Concepts to enter into, the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrowers agree that all Collections and other amounts received by Borrowers from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. Parent shall cause all Collections and other amounts received by Concepts from any Account Debtor or other source to be similarly deposited, immediately upon receipt, into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrowers or Concepts without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

      2.7 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrowers for two (2) Business Days of 'clearance' or 'float' at the rate set forth in Sections 2.5(a) or 2.5(d), as applicable, on all Collections that are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board two (2) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by Borrowers or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging two (2) Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

      2.8 DESIGNATED ACCOUNT. Foothill is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.5(f). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrowers, any Advance requested by Borrowers' Agent and made by Foothill hereunder shall be made to the Designated Account of the Borrower requesting such Advance.

      2.9 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Foothill shall maintain one or more accounts on its books in the name of each Borrower (individually and collectively, the "Loan Account") on which Borrowers will be charged with all Advances made by Foothill to Borrowers or for Borrowers' account, including accrued interest, Foothill Expenses, and any other payment Obligations of Borrowers. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Foothill from Borrowers or for Borrowers' account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Foothill unless, within 30 days after receipt thereof by Borrowers, Borrowers shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

      2.10  FEES.  Borrowers shall pay to Foothill the following fees:

               (a) FACILITY FEE. A facility fee equal to $187,500 with credit for any commitment fee paid by Borrower to Foothill prior to the Closing Date, non-refundable, earned and payable in full on the Closing Date.

               (b) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to one-half of one percent (0.50%) per annum times the Average Unused Portion of the Maximum Amount.

               (c) ANNIVERSARY FEE. An anniversary fee equal to $62,500, earned in full on the Closing Date, and each anniversary of the date hereof (each, a "Payment Date"); except that, if Borrowers achieve EBITDA in the amount of at least $9,000,000 for any fiscal year, as evidenced by financial statements for Borrowers that have been prepared and audited by independent certified public accountants acceptable to Foothill with respect to fiscal year-end financial statements, then, such Anniversary Fee otherwise due and payable on the Payment Date occurring immediately prior to or shortly after such fiscal year end shall be waived or credited to Borrowers' account, if already paid.



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



               (d) FINANCIAL EXAMINATION, ELECTRONIC REPORTING SET-UP, DOCUMENTATION, AND APPRAISAL FEES. Foothill's customary fee of $750 per day per examiner and a one-time electronic data reporting set-up fee of $3,000, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral.

               (e) SERVICING FEE. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount, equal to $1,500 per Borrower, payable in arrears; provided, that, upon Borrowers implementation of electronic reporting to Foothill, the servicing fee per Borrower shall be reduced to $1,000 per Borrower per month, payable in arrears.

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCES. TERM LOANS AND LETTERS OF CREDIT. The obligation of Foothill to make the initial Advance is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

               (a)     the Closing Date shall occur on or before June 30, 2000;

               (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;

               (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect and in form and substance satisfactory to Foothill:

                       (i) the Lockbox Agreements;

                       (ii) the Disbursement Letter;

                       (iii) the Term Notes;

                       (iv) a Continuing Guaranty of the Obligations to Foothill separately executed by each Borrower and Guarantor;

                       (v) the Security Agreements;

                       (vi) the Mortgages;

                       (vii) the Intellectual Property Security Agreements;

                       (viii) UCC-1 Financing Statements executed by Borrowers and Guarantors, each as debtor, in favor of Foothill, as secured party, for filing in such jurisdictions as Foothill shall require;

                       (ix) statements and other documentation evidencing the termination by the Existing Lenders of their Liens in and to the properties and assets of Borrowers and Guarantors; and

                       (x) the Pledge Agreements, together with the original certificates issued to each respective pledgor thereunder evidencing the pledged securities pledged to Foothill pursuant thereto and stock powers executed in blank by each pledgor with respect thereto;

               (d) Foothill shall have received a certificate from the Secretary of Borrowers and of Guarantors attesting to the respective resolutions of Borrowers' and Guarantors' Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrowers and Guarantors are a party and authorizing specific officers of Borrowers and Guarantor to execute the same;

               (e) Foothill shall have received copies of Borrowers' and Guarantors' Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrowers and of Guarantors;

               (f) Foothill shall have received a certificate of status with respect to Borrowers and Guarantors, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the respective jurisdiction of organization of Borrowers and Guarantors, which certificate shall indicate that Borrowers and Guarantors are in good standing in such jurisdiction;

               (g) Foothill shall have received evidence reasonably satisfactory to it that an allonge providing for the endorsement of each MHI Furniture Lease by MHI in favor of Foothill, in form and substance satisfactory to Foothill, has been appended to each original MHI Furniture Lease, for purposes of Foothill's perfection of its first priority Lien therein;

               (h) Foothill shall have received certificates of status with respect to Borrowers and Guarantors, each dated within 10 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrowers and Guarantors are in good standing in such jurisdictions;

               (i) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

               (j) Foothill shall have received, in form and substance reasonably satisfactory to Foothill, a valid and effective title insurance policy issued by a company and agent reasonably acceptable to Foothill (i) insuring the priority, amount and sufficiency of the Mortgages, insuring against matters that would be disclosed by surveys and containing any legally available endorsements, assurances or affirmative coverage reasonably requested by Foothill for protection of its interests;

               (k) Foothill shall have received Collateral Access Agreements from lessors, warehousemen, bailees of Borrowers and Guarantors, and other third persons as Foothill may require;

               (l) Foothill shall have received Credit Card Acknowledgments Access Agreements from the appropriate Credit Card Issuers and Credit Card Processors as Foothill may require;

               (m) Foothill shall have received an opinion of New York counsel to the Loan Parties in form and substance satisfactory to Foothill;

               (n) Foothill shall have received its standard form of Representations and Warranties executed and delivered by Borrowers, which shall be satisfactory to Foothill;

               (o) The aggregate Excess Availability of all Borrowers under the lending formulas provided for in Section 2.1, and within applicable sublimits and after deducting all applicable reserves, in each case as reasonably determined by Foothill after the application of the proceeds of the initial Advances and after payment of all Foothill Expenses, and provided that accounts payable and other Indebtedness of Borrowers are then at a level and in a condition reasonably acceptable to Foothill, shall not be less than $2,000,000 on the Closing Date;

               (p) Foothill shall have received evidence satisfactory to it that Stylecraft shall have received unrestricted cash or cash equivalents of at least $1,200,000 from the Hernando Refinancing;

               (q) Borrower shall have all Permits in full force and effect that are required by applicable federal, state and/or local laws and regulations, including, without limitation, applicable environmental laws, in order for Borrower to conduct its business as presently and proposed to be conducted, and no Permit shall be subject to any action or proceeding, which, if adversely determined, will or could result in the revocation thereof;

               (r) All Foothill Expenses incurred in connection herewith, including, but not limited to, audit fees, attorneys' fees and expenses, search fees, appraisals, documentation and filings, shall have been paid in full by Borrowers;

               (s) Foothill shall have received satisfactory evidence that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

               (t) All Indebtedness of Borrowers which will remain outstanding after the Closing Date shall be on terms satisfactory to Foothill, and Foothill shall have received all documentation relating to such Indebtedness, which shall be in form and substance satisfactory to Foothill;

               (u) Foothill's Liens on the Collateral shall constitute perfected Liens, prior to all other Liens;

               (v) Foothill shall have received the final appraisals of Borrowers' Inventory prepared by MB Valuations, using a methodology satisfactory to Foothill, reporting the OLV of Borrowers' Inventory and which appraisal shall be in all respects satisfactory to Foothill; and

               (w) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

      3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND ALL LETTERS OF CREDIT. The following shall be conditions precedent to all Advances hereunder:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

      3.3 CONDITION SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrowers shall perform or cause to be performed the following (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

               (a) within 30 days of the Closing Date, Foothill shall have received certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, including, without limitation, earthquake insurance policy for the Vernon, California location, the form and substance of which shall be satisfactory to Foothill and its counsel;

               (b) During each year of the term of this Agreement, Foothill shall have received the results of the full physical inventory performed at Borrowers on or about the immediately preceding June 30, as soon as the same becomes available, but in no event later than September 30 of each such year, which shall be satisfactory to Foothill;

               (c) within 60 days of the Closing Date, Foothill shall have received a follow-up audit of the Inventory of Windsor, Troy, Vanguard and CSL, which shall be satisfactory to Foothill;

               (d) within 60 days of the Closing Date, Foothill shall have received the results of an audit of all Borrowers which shall be satisfactory to Foothill;

               (e) as soon as available, but no later than November 30, 2000, Foothill shall have received the Management Letter issued by Borrowers' accountants, Arthur Andersen, LLP, in conjunction with the audited financial statements prepared by such accountants for Parent and its subsidiaries for their fiscal year ending June 30, 2000, which letter shall be in form and substance satisfactory to Foothill; and

               (f) on or before fourteen (14) days after Closing Date, Foothill shall have received evidence reasonably satisfactory to Foothill that Windsor and Vanguard shall have consummated a merger, with one of such Borrowers as the surviving corporation;

               (g) on or before fourteen (14) days after Closing Date, Foothill shall have received a Lockbox Agreement executed by Concepts and a Lockbox Bank that receives Concepts' Collections;

               (h) on or before sixty (60) days after Closing Date, Foothill shall have received (i) a survey for the Hernando Property, prepared and certified to Foothill by a registered land surveyor reasonably satisfactory to Foothill, and (ii) an ALTA form mortgagee title insurance policy with respect to the Mortgage by Stylecraft in favor of Foothill covering the Hernando Property, in form and substance reasonably satisfactory to Foothill; and

               (i) on or before ten (10) days after Closing Date, Foothill shall have received UCC-3 termination statements with respect to the following UCC-1 financing statements filed of record: (A) all UCC-1 financing statements filed against Concepts by Merrill Lynch Business Financial Services, Inc., (B) all UCC-1 financing statements filed against Stylecraft by Mississippi Business Finance Corporation, (C) Maryland Secretary of State filing no. 40178487 against MHI by NationsBank, N.A. or by Bank of America, N.A., as successor in interest to Suburban Bank, (D) California Secretary of State filing no. 9515060109 against Vanguard by Orix Credit Alliance, Inc. and (E) Delaware Secretary of State filing no. 198806727 against Petals by People's Westchester Savings Bank;

               (j) on or before five (5) days after Closing Date, Foothill shall have received (A) the Stock certificate issued by MHI to Parent, (B) the Stock certificate issued by Interiors.com in favor of Parent, and (C) Stock certificate no. 18 for 50,000 shares of Preferred Stock issued by Decor in favor of Parent or evidence reasonably satisfactory to Foothill that such certificate is not issued and held by Parent or any other Person;

               (k) on or before thirty (30) days after Closing Date, Foothill shall have received Credit Card Acknowledgments from all of the following Credit Card Issuers and Credit Card Processors (as applicable) with respect to Credit Card Agreements to which the following Borrowers are party:
(A) Petals: Discover Financial, Diners Club and Petals' private label credit card; (B) Artisan: Superior Bank (MasterCard); (C) BA Merchant Services (MasterCard); (D) Windsor: Sanwa Bank and American Express; and (E) Stylecraft:
Bank of America (Visa and MasterCard); and

               (l) on or before thirty (30) days after Closing Date, Foothill shall have received evidence satisfactory to Foothill that arrangements have ben completed for automatic wire transfers from all depository accounts maintained by each of Petals-CT, Petals-FL, Petals-NY and Petal-PA to a Lockbox Bank.

      3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill, and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is four (4) years from the Closing Date and automatically shall be renewed for successive one (1) year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of one (1) year.

      3.6 EARLY TERMINATION BY BORROWER. The provisions of Section 3.4 that allow termination of this Agreement by Borrowers only on the Termination Date notwithstanding, Borrowers have the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to (i) $1,000,000 if this Agreement is terminated at any time on or before the first anniversary of the Closing Date, (ii) $750,000 if this Agreement is terminated at any time after the first anniversary and prior to the second anniversary of the Closing Date, (iii) $500,000 if this Agreement is terminated at any time after the second anniversary and prior to the third anniversary of the Closing Date and (iv) $250,000 if this Agreement is terminated at any time after the third anniversary and prior to the fourth anniversary of the Closing Date.

      3.7 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrowers shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

4.    CREATION OF SECURITY INTEREST.

      4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral and Real Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral and Real Property Collateral shall attach to all Personal Property Collateral and Real Property Collateral without further act on the part of Foothill or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Borrowers have no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

      4.2 NEGOTIABLE COLLATERAL. In addition to the MHI Furniture Leases, in the event that any other Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrowers, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

      4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrowers that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrowers agrees that they will hold in trust for Foothill, as Foothill's trustee, any Collections they receive and immediately will deliver said Collections to Foothill in their original form as received by Borrowers.

      4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrowers shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

      4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that a Default or an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that a Default or an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that a Default or an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that a Default or an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

      4.6 RIGHT TO INSPECT. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon prior notice, provided no Default or Event of Default shall have occurred and be continuing, and without prior notice, after the occurrence and during the continuance of an

Event of Default, to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

      4.7 CONTROL AGREEMENTS. Borrowers agree that they will not transfer assets out of any Securities Accounts other than as permitted under Section 7.22 and, if to another securities intermediary, unless each of Borrower, Foothill, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by Borrowers without the prior written consent of Foothill. Upon the occurrence and during the continuance of a Default or Event of Default, Foothill may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to Foothill Account.

5.    REPRESENTATIONS AND WARRANTIES.

        In order to induce Foothill to enter into this Agreement, each Borrower hereby, jointly and severally makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or issuing each Letter of Credit made thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:

      5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

      5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. No Borrower has received any notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

      5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from defects.

      5.4 EQUIPMENT. All of the Equipment is used or held for use in each Borrower's business and is fit for such purposes.

      5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on
Schedule 6.12 or otherwise permitted by Section 6.12.

      5.6 INVENTORY RECORDS. Except as set forth on Schedule 5.6, Borrowers keep correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

      5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Borrower is located at the address indicated in the preamble to this Agreement. The FEIN for each Borrower is as follows:

               (a)    FEIN for Interiors:          13-3590047
               (b)    FEIN for Artisan:            13-3916859
               (c)    FEIN for CSL:                95-4463033
               (d)    FEIN for MHI:                52-1193771
               (e)    FEIN for Petals:             13-3290664
               (f)    FEIN for Stylecraft:         62-1015094
               (g)    FEIN for Troy:               95-4465739
               (h)    FEIN for Vanguard:           95-3668006
               (i)    FEIN for Windsor:            95-4452275

      5.8   DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

               (b) Set forth on Schedule 5.8, is a complete and accurate description of the authorized capital Stock of Borrowers, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in each Borrower's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on Schedule 5.8, there are no subscriptions, options, warrants, or calls relating to any shares of any Borrowers' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrowers are not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

               (c) Set forth on Schedule 5.8, is a complete and accurate list of Borrowers' direct and indirect Subsidiaries, showing: the jurisdiction of their incorporation; the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrowers. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non- assessable.

               (d) Except as set forth on Schedule 5.8, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrowers are subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

      5.9   DUE AUTHORIZATION; NO CONFLICT.

               (a) The execution, delivery, and performance by Borrowers of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

               (b) The execution, delivery, and performance by Borrowers of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation (including Regulations T, U and X of the Federal Reserve Board) applicable to Borrowers, the Governing Documents of Borrowers, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrowers, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrowers, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrowers, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrowers.

               (c) Other than the filing of appropriate financing statements and the taking of any other action expressly required under this Agreement and the other Loan Documents, the execution, delivery, and performance by Borrowers of this Agreement and the Loan Documents to which Borrowers are a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

               (d) This Agreement and the Loan Documents to which Borrowers are a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrowers will be the legally valid and binding obligations of Borrowers, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) The Liens granted by Borrowers to Foothill in and to their respective properties and assets pursuant to this Agreement and the other Loan Documents are validly created and perfected Liens, and constitute first priority Liens, subject only to Permitted Liens.

      5.10 LITIGATION. There are no actions or proceedings pending by or against any Borrower or Guarantor before any court or administrative agency and Borrowers do not have knowledge of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrowers or any Guarantors, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on
Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to any Borrower, would not have a Material Adverse Change.

      5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Parent and its Subsidiaries that have been delivered by Borrowers to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrowers' (or Corporate Guarantors', as applicable) financial condition as of the date thereof and Borrowers' results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers (or Guarantors, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

      5.12  NO FRAUDULENT TRANSFER.

               (a)    Each Borrower is Solvent.

               (b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

      5.13 EMPLOYEE BENEFITS. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrowers, each of their Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrowers or their Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrowers or their Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

      5.14  ENVIRONMENTAL CONDITION.

               (a) Except pursuant to applicable Permits, none of Borrowers' or Guarantors' properties or assets has ever been used by Borrowers or Guarantors or, to the best of Borrowers' knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. Except as set forth on Schedule 5.14, none of Borrowers' or Guarantors' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. Except as set forth on Schedule 5.14, no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrowers or Guarantors. Except as set forth on Schedule 5.14, none of Borrowers or Guarantors is in receipt of a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrowers or Guarantors resulting in the releasing or disposing of Hazardous Materials into the environment in violation of Borrowers' or Guarantors' Permits, which could reasonably be expected to result in a Material Adverse Change.

               (b) Except as set forth on Schedule 5.14, there does not exist any investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person nor is any pending or, to the best of Borrower's knowledge, threatened, with respect to any noncompliance with or violation of any environmental Legal Requirements by Borrowers or Guarantors in any material respect or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacturer, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrowers or

Guarantors or their businesses, operations or assets or any properties at which Borrower or Guarantors transported, stored or disposed of any Hazardous Materials in any material respect; and which in the case of any of the foregoing could reasonably be expected to result in a Material Adverse Change.

               (c) Except as set forth on Schedule 5.14, Borrowers and Guarantors do not have any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any violation, or alleged violation, of any environmental Legal Requirements.

      5.15  PERMITS AND OTHER INTELLECTUAL PROPERTY.

               (a) Except as set forth on Schedule 5.15, Borrowers own or possess adequate licenses or other rights to use all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of their business as currently conducted, in all material respects. No claim is pending or, to Borrower's knowledge, threatened to the effect that any Borrower infringes upon, or conflicts with, the asserted rights of any other Person under any material Intellectual Property, and to the best of Borrowers' knowledge there is no basis for any such claim (whether pending or threatened). No claim is pending or, to Borrower's knowledge, threatened to the effect that any such material Intellectual Property owned or licensed by Borrowers, or in which Borrowers otherwise have the right to use is invalid or unenforceable by Borrowers, and to the best of Borrowers' knowledge there is not basis for any such claim (whether or not pending or threatened).

               (b) In addition to, and not in limitation of the representations and warranties set forth in Section 5.15(a), except as set forth on Schedule 5.15, Borrowers have obtained all material Permits of any Governmental Authority required for the lawful conduct of their business and are in compliance in all material respects with the requirements of all applicable Legal Requirements of any such Governmental Authority relating to their business (including, without limitation, those set forth in or promulgated pursuant to ERISA, the Occupational Safety and Health Act of 1970, as amended). Schedule
5.15 hereto sets forth all material Permits issued to Borrowers as of the date hereof by any Federal, State or local Governmental Authority and all Bonds that Borrowers are required to maintain in effect in connection therewith. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrowers to own and operate their business as presently conducted or proposed to be conducted where the failure to have such Permits would result in Material Adverse Change. Except as described on Schedule 5.15, all of the Permits are valid and subsisting and in full force and effect and there are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

      5.16 CREDIT CARD AGREEMENTS. Set forth in Schedule 5.16 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among each Borrower, each Guarantor, any of their respective Affiliates, Credit Card Issuers, the Credit Card Processors and any of their respective Affiliates;
(b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of such Credit Card Agreements; (c) all other fees and charges payable by such Borrower under or in connection with such Credit Card Agreements; and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Credit Card Receivables of such Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those that are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 5.16 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section 6.16 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of Borrowers and to the best of each Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms (except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred and is continuing. Borrowers and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrower to be entitled to receive all payments thereunder. Each Borrower has delivered, or caused to be delivered to Foothill, true, correct and complete copies of all of the Credit Card Agreements.

      5.17 MHI FURNITURE LEASE ENDORSEMENTS.. MHI has as of the Closing Date appended an MHI Furniture Lease Endorsement to each original MHI Furniture Lease in its possession.

6.    AFFIRMATIVE COVENANTS.

        Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Borrower shall and shall cause each of its Subsidiaries to, do all of the following:

      6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. Borrowers also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

      6.2 COLLATERAL REPORTING. Provide Foothill with the following documents at the following times in form satisfactory to Foothill as to each Borrower:


Daily                (a)     a sales journal, collection journal, and credit
                             register since the last such schedule and a
                             calculation of the Borrowing Base as of such date,
                             and
                     (b)     notice of all returns, disputes, or claims
                             (including those with Credit Card Processors and
                             Credit Card Issuers).
--------------------------------------------------------------------------------
Weekly               (c)     Inventory summary reports specifying Borrower's
                             cost (which shall be the lower of cost or market
                             value) of its Inventory, by category, with
                             additional detail showing additions to and
                             deletions from the Inventory.
--------------------------------------------------------------------------------
Monthly (not later   (d)     a Solvency Certificate with respect to Parent (on
than the 10th                a consolidated basis with its Subsidiaries) and
Business Day of              with respect to each of Borrowers,
                     (e)     a detailed calculation of the Borrowing Base
                             (including detail regarding
--------------------------------------------------------------------------------
each month)                  those Accounts that are not Eligible Accounts),
                     (f)     a detailed aging, by total, of the Accounts,
                             together with a reconciliation to the detailed
                             calculation of the Borrowing Base previously
                             provided to Foothill,
                     (g)     a summary aging, by vendor, of Borrower's accounts
                             payable and any book overdraft,
                     (h)     a calculation of Dilution for the prior month,
                     (i)     Inventory reports by location specifying for each
                             Borrower the cost (which shall be the lower of cost
                             or market value) of its Inventory by category, with
                             additional detail showing additions to and
                             deletions from the Inventory,
                     (j)     a report describing all Accounts containing payment
                             terms in excess of 90 days or other unusual terms,
                             and
                     (k)     report of all new MHI Furniture Leases together
                             with copies of such Leases, including an allonge
                             appended thereto providing for the endorsement
                             thereof in favor of Foothill, in form and
                             satisfactory to Foothill.
--------------------------------------------------------------------------------
Quarterly            (l)     a report regarding Borrower's accrued, but unpaid,
                             ad valorem taxes.
--------------------------------------------------------------------------------
Upon request by      (m)     copies of invoices in connection with the Accounts,
Foothill                     credit memos, remittance advices, deposit slips,
                             shipping and delivery documents in connection with
                             the Accounts and, for Inventory and Equipment
                             acquired by Borrower, purchase orders and invoices,
                             and
                     (n)     such other reports as to the Collateral, or the
                             financial condition of Borrowers, as Foothill may
                             request.
--------------------------------------------------------------------------------

               In addition to the financial statements required to be delivered as set forth above, not later than 30 days prior to each June 30, Borrowers shall deliver to Foothill financial projections for the fiscal year immediately following such June 30 (including projected income statements, balance sheets and statements of cash flow), all projected on a monthly basis for such calendar year, in form and substance reasonably satisfactory to Foothill. All such financial projections shall be reasonable, shall be prepared on a reasonable basis and in good faith, and shall be based on assumptions believed by Borrowers to be reasonable at the time made and from the best information then available to Borrowers.

               Original sales invoices evidencing daily sales shall be mailed by Borrowers to each Account Debtor and, from and after the occurrence and during the continuance of an Event of Default, at Foothill's direction, the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill. In addition, Borrowers agree to cooperate fully with Foothill to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

      6.3   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Foothill:
(a) as soon as available, but in any event within 30 days after the end of each month during each of Borrowers' fiscal years, a company prepared consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Borrowers' operations during such period, provided, however, that the first month with respect to which Borrowers shall provide such statement of cash flow shall be for Borrowers' operations during the month of July, 2000; (b) as soon as available, but in any event within (forty-five) (45) days of each June 30, a company prepared consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Borrowers' operations during the twelve-month period ending on such June 30; and (c) as soon as available, but in any event within 90 days after the end of each of Borrowers' fiscal years, financial statements of Borrowers for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a consolidated and consolidating balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Parent agrees to deliver financial statements prepared on a consolidating basis so as to present Borrowers, Guarantors and each such related entity separately, and on a consolidated basis.

               Each month, together with the financial statements provided pursuant to Section 6.3(a) and (b), Borrowers shall deliver to Foothill a certificate signed by the chief financial officer of Parent to the effect that:
(i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrowers, (ii) the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, (iv) for each month in which any Borrower proposes to make any Intercompany Loans, a Solvency Certificate certifying that each of such Borrower and the Borrower or Guarantor to whom such Borrower proposes to make such Intercompany Loan is Solvent (except as otherwise expressly permitted pursuant to Section 7.13) as of the end of the immediately preceding month; and (v) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto).

               Borrowers shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrowers that Foothill may request. Borrowers hereby irrevocably authorize and direct all auditors, accountants, or other third parties to deliver to Foothill, at Borrowers' expense, copies of Borrowers' financial statements, papers related thereto, and other accounting records of any nature in its possession, and to disclose to Foothill any information they may have regarding Borrowers' business affairs and financial conditions.

      6.4 TAX RETURNS. Deliver to Foothill copies of Borrowers' and their respective Subsidiaries future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

      6.5 GUARANTOR REPORTS. Cause any guarantor of any of the Obligations to deliver its, his or her annual financial statements at the time when Borrower provides its audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

      6.6 RETURNS. Cause returns and allowances, if any, as between Borrowers and their Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrowers, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrowers, Borrowers promptly shall determine the reason for such return and, if such Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower, such Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

      6.7 TITLE TO EQUIPMENT. Upon Foothill's request, Borrowers immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

      6.8 MAINTENANCE OF EQUIPMENT. Maintain all material items of the Equipment then used in Borrowers' business in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrowers shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

      6.9 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Each Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that such Borrower has made such payments or deposits.

      6.10  INSURANCE.

               (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Each Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to such Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

               (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent Borrowers from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount satisfactory to Foothill; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Foothill may reasonably require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrowers' cost.

               (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which have a Best's rating of A for capital and X for financial stability. All hazard insurance and such other insurance as Foothill shall specify, shall contain, as applicable, a lender's loss payable or mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

               (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Borrowers shall give Foothill prompt notice of any loss covered by such insurance. Prior to the occurrence of an Event of Default that is continuing, Foothill shall have the exclusive right to adjust all losses which exceed $25,000 payable under any such insurance policies, in each case without any liability to Borrowers whatsoever in respect of such adjustments. Prior to the occurrence of an Event of Default that is continuing, any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above shall be paid over to Borrowers, and at any time while an Event of Default exits, all such monies received as payment for any such loss, shall be paid over to Foothill to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrowers under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or manner as Foothill shall determine.

               (e) Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under, as applicable, a lender's loss payable or mortgagee endorsement or its local equivalent. Borrowers immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

      6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrowers without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

      6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrowers may amend Schedule 6.12 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrowers provide any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

      6.13 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

      6.14  EMPLOYEE BENEFITS.

               (a) Promptly, and in any event within 10 Business Days after any Borrower or any of their respective Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of such Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor,
(i) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrowers, any of their Subsidiaries or, to the knowledge of Borrowers, any ERISA Affiliate with respect to such request, and (ii) promptly, and in any event within 3 Business Days after receipt by any Borrower, any of their Subsidiaries or, to the knowledge of Borrowers, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

               (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrowers or their Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrowers or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrowers or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

      6.15 LEASES. Pay when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that any Borrower fails timely to make payment of such rents and other amounts payable when due under leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base of all Borrowers or any of them.

      6.16 CREDIT CARD AGREEMENTS. (a) Observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material default under or breach of any of the terms of any of the Credit Card Agreements and (C) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except that, a Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Foothill not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer or Credit Card Processor unless (i) Foothill shall have received not less than fifteen (15) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Foothill may request) and (ii) such Borrower delivers, or causes to be delivered to Foothill, a Credit Card Acknowledgment in favor of Foothill duly authorized, executed and delivered by the new Credit Card Issuer or Credit Card Processor, as the case may be; (e) give Foothill immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Foothill may request; and (f) furnish to Foothill, promptly upon the request of Foothill, such information and evidence as Foothill may require from time to time concerning the observance, performance and compliance by a Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

      6.17 MHI FURNITURE LEASE ENDORSEMENTS.. Append contemporaneously with the execution thereof, and maintain appended thereto at all times thereafter, an MHI Furniture Lease Endorsement to each MHI Furniture Lease.

7.    NEGATIVE COVENANTS.

        Each Borrower, jointly and severally, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Borrower will not and will not permit any of its Subsidiaries to do any of the following without Foothill's prior written consent:

      7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

               (b) Indebtedness outstanding on the Closing Date and set forth on Schedule 7.1;

               (c)     Indebtedness secured by Permitted Liens;

               (d) Indebtedness arising pursuant to the Limeridge Documents as in effect on the date hereof; provided, that:

                       (i) the outstanding principal amount of such Indebtedness shall not exceed $13,540,626, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in such Agreement as in effect on the date hereof,

                       (ii) such Indebtedness is not secured by any assets or properties of any Borrower, except the Lien granted by Parent in favor of Limeridge on the Stock of Petals pursuant to the terms and conditions of the Security Agreement dated September 30, 1999 among Parent, Petals and Limeridge,

                       (iii) Borrower shall not, directly or indirectly, make any payments in respect of such Indebtedness, except, that Borrower may make regularly scheduled payments of interest in respect of such Indebtedness in accordance with the terms of the Limeridge Documents as in effect on the date hereof,

                       (iv) Borrower shall not, directly or indirectly, amend, modify, alter or change any terms of such Indebtedness or any of the agreements pertaining thereto, except that Borrower may, after prior written notice to Foothill, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, and

                       (v) Borrower shall furnish to Foothill all notices, demands or other materials concerning such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

               (e) Indebtedness arising pursuant to the Endeavor Documents as in effect on the date hereof; provided, that:

                       (i) the outstanding principal amount of such Indebtedness shall not exceed $1,744,518, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in such Agreement as in effect on the date hereof,

                       (ii) such Indebtedness is not secured by any assets or properties of any Borrower, except the Lien granted by Parent in favor of Endeavor on the Stock of Petals pursuant to the terms and conditions of the Security Agreement dated December 31, 1999 among Parent, Petals and Endeavor,

                       (iii) Borrower shall not, directly or indirectly, make any payments in respect of such Indebtedness, except, that Borrower may make regularly scheduled payments of interest in respect of such Indebtedness in accordance with the terms of the Endeavor Documents as in effect on the date hereof,

                       (iv) Borrower shall not, directly or indirectly, amend, modify, alter or change any terms of such Indebtedness or any of the agreements pertaining thereto, except that Borrower may, after prior written notice to Foothill, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, and

                       (v) Borrower shall furnish to Foothill all notices, demands or other materials concerning such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

               (f) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) through (e) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not impair the prospects of repayment of the Obligations by Borrowers, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness and (v) if the Indebtedness that is refinanced is Indebtedness permitted under clause (d) (the "Limeridge Debt") or clause (e) (the "Endeavor Debt") of this Section 7.1, such Indebtedness, as so refinanced, shall be subject to the provisions of such applicable clause. Notwithstanding the foregoing provisions of Section 7.1(f), any Indebtedness constituting refinancing of the Limeridge Debt and/or Endeavor Debt may be secured by a second priority Lien on Parent's and any other Loan Party's Collateral, provided that, (A) Foothill consents thereto in writing, which consent may be withheld by Foothill in Foothill's sole and absolute discretion, (B) the Person providing such refinancing ("Refinancing Lender") is acceptable to Foothill in its sole and absolute discretion, (C) all documents, instruments and agreements to be executed by Parent with and in favor of the Refinancing Lender shall be in form and substance satisfactory to Foothill, it its sole and absolute discretion, and
(D) the Refinancing Lender shall have entered into and executed with Foothill an intercreditor agreement which shall be in form and substance satisfactory to Foothill in its sole and absolute discretion and shall provide, among other things, that the Refinancing Lender shall have no rights to enforce or otherwise realize upon its Lien on any of Parent's and any other Loan Party's Collateral until this Agreement and the other Loan Documents have been terminated and all Obligations to Foothill have been paid and satisfied in full.

               (g) Intercompany Loans by any Borrower to another Borrower or to a Guarantor to the extent permitted by Section 7.13; and

               (h)     Permitted Additional Indebtedness.

      7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(f) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

      7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, except for a merger or consolidation of one or more Borrowers with or into any Borrower, or the merger of any Guarantor into a Borrower (provided such Borrower is the surviving corporation) or into another Guarantor, in each case upon not less than fifteen (15) Business Days prior written notice to Foothill.

      7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Borrowers' properties or assets other than:

               (a) sales of Inventory to buyers in the ordinary course of Borrowers' business as currently conducted; and

               (b) sales by MHI of MHI Furniture Leases (each such sale, an "MHI Lease Sale"), provided that, (i) MHI shall furnish to Foothill not less than fifteen (15) Business Days written notice thereof, including a description of the terms of such MHI Lease Sale, (ii) such MHI Lease Sale shall be consummated for cash only and at a purchase price (A) until such time as Term Loan B has been paid in full, of not less than eighty (80%) percent of the Eligible MHI Furniture Lease Future Receivables in respect of each MHI Furniture Lease that is the subject of the MHI Lease Sale and (B) from and after payment in full of Term Loan B (including as a result of consummation of an MHI Lease Sale that results in payment in full of Term Loan B), based on a bona fide arms length transaction with a Person that is not an Affiliate of MHI, (iii) all net proceeds of such MHI Lease Sale shall be remitted directly to Foothill, without offset or deduction, as a mandatory prepayment to the then outstanding principal balance of Term Loan B and shall be applied by Foothill to the installments of principal on Term Loan B in the inverse order of maturity, and from and after payment in full of Term Loan B, shall be applied to payment of other Obligations then outstanding, in such order and manner as Foothill shall determine, and (iv) no Default or Event of Default shall have occurred and be continuing at the time of such MHI Lease Sale.

      7.5 CHANGE NAME. Change any Borrower's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name.

      7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Foothill and except for the Guarantees delivered by Guarantors to Foothill pursuant to this Agreement and guarantees of obligations incurred by any Borrower to the extent permitted by Section 7.1(c).



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



      7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrowers' business, taken as a whole.

      7.8   PREPAYMENTS AND AMENDMENTS.

               (a)     Except in connection with a refinancing permitted by
Section 7.1(g), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than prepayments of Intercompany Loans at any time and from time to time, subject to the provisions of Section 2.3(a)(iv), providing for mandatory prepayment of Petals Intercompany Closing Loans; and

               (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) through (f), except for amendments expressly permitted by Sections 7.1(d), (e) and (f).

      7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

      7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

      7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of each Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or such Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

      7.13 INVESTMENTS. Except for Permitted Acquisitions, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) the acquisition of all or substantially all of the properties or assets of a Person, or (c) loans, advances, capital contributions, or transfers of property to a Person except for (i) the Petals Intercompany Closing Loans by Petals to Troy, Vanguard, Artisan and Windsor and (ii) Intercompany Loans, other than Petals Intercompany Closing Loans, made from time to time by any Borrower to any other Borrower or to any Guarantor, provided that, with respect to each proposed Intercompany Loan by any Borrower (including, without limitation, the Petals Closing Intercompany Loans) and as a condition precedent thereto, (A) Foothill shall have received the Solvency Certificate required pursuant to Section 6.3, which shall be satisfactory to Foothill and shall evidence that after giving effect to such proposed Intercompany Loans, (1) except as otherwise set forth below, both the Borrower proposing to make such Intercompany Loan ("Intercompany Lender") and the proposed recipient thereof ("Intercompany Borrower") are Solvent, as determined by Foothill in its reasonable judgment, and excluding all goodwill reported on Borrowers' Books for purposes of such determination, and (2) the Intercompany Lender shall have Excess Availability equal to or greater than $-0-, and (B) no Default or Event of Default shall exist and be continuing at the time the proposed Intercompany Loan is to be made. Notwithstanding the foregoing, (1) any Borrower may make Intercompany Loans to Parent if Parent is not Solvent at the time Parent proposes to borrow an Intercompany Loan, in an aggregate principal amount not to exceed $10,000,000 for any fiscal year of Parent for all such Intercompany Loans made to Parent when Parent is not Solvent, and (2) Parent may make Intercompany Loans to one or more other Borrowers if Parent and/or Borrower is not Solvent at the time Parent proposes to make any such Intercompany Loan in an aggregate principal amount not to exceed $1,000,000 in the aggregate for any fiscal year of Parent for all such Intercompany Loans made by Parent when Parent and/or Borrower that proposes to borrower such Intercompany Loan is not Solvent, provided that, Borrowers have Excess Availability, on a consolidated basis, of at least $1,000,000, both immediately prior to and after giving effect to any such proposed Intercompany Loan by Parent. Intercompany Loans shall be made (subject to the terms and conditions of this Section 7.13(c)(ii)) solely for the purpose of funding the working capital requirements and for general corporate purposes in the ordinary course of business of the borrower thereof. If the aggregate amount of Intercompany Loans made by any Borrower shall at any time exceed the Intercompany Loans Permitted Amount for such Borrower, then Borrowers immediately shall pay to Foothill, in cash, without notice or demand, the amount of such excess, to be used by Foothill to repay Advances outstanding to such Borrower under Section 2.1.

      7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate and the Intercompany Loans permitted by Section 7.13.

      7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

      7.16 COMPENSATION. Increase the annual fee or per-meeting fees paid to directors during any year by more than 20% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 125% of that paid or accrued in the prior year.

      7.17 USE OF PROCEEDS. Use the proceeds of the Advances and Term Loans made hereunder for any purpose other than (a) on the Closing Date, (i) to make the payments to the Persons and in the amounts set forth in the Disbursement Letter for purposes of satisfying in full all of the obligations owing by Borrowers to the Existing Lenders on the Closing Date, as set forth in the Payoff Letters, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, (b) thereafter, (i) consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes and (ii) in the case of Troy, Vanguard, Artisan and Windsor to use all Advances to repay the Petals Intercompany Closing Loans owed to Petals in accordance with Section 7.13(c)(i).

      7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

      7.19  NO PROHIBITED TRANSACTIONS UNDER ERISA.  Directly or indirectly:

               (a) engage, or permit any Subsidiary of any Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

               (c) fail, or permit any Subsidiary of any Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (d) terminate, or permit any Subsidiary of any Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrowers, any of their Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

               (e) fail, or permit any Subsidiary of any Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any Subsidiary of any Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

               (g) amend, or permit any Subsidiary of any Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that Borrowers, any Subsidiary of Borrowers or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

               (h) withdraw, or permit any Subsidiary of any Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrowers, any of their Subsidiaries or any ERISA Affiliate in excess of $100,000.

      7.20  FINANCIAL COVENANTS.  Fail to maintain:

               (a) EBITDA. EBITDA for Parent and its Subsidiaries, on a consolidated basis, for any period set forth below, of at least the amount set forth below opposite such period:



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




                                                              MINIMUM
                        PERIOD                                EBITDA
                        ------                                ------
       (i)     For the two (2) months ending                $1,558,000
               June 30, 2000
       (ii)    For the month of July, 2000                     941,000
       (iii)   For the two (2) months ending                 1,989,000
               August 31, 2000
       (iv)    For the three (3) months
               ending:
               September 30, 2000                            3,233,000
               October 31, 2000                              3,366,000
               November 30, 2000                             4,331,000
               December 31, 2000                             5,089,000
               January 31, 2001                              5,066,000
               February 28, 2001                             4,498,000
               March 31, 2001                                3,878,000
               April 30, 2001                                3,784,000
               May 31, 2001                                  3,460,000
               June 30, 2001                                3,278,000;

and for each rolling three month period in each fiscal year thereafter, in an amount to be agreed upon by Borrowers and Foothill, in an amendment to this
Section 7.20(a), equal to eighty-five (85%) percent of EBITDA for such period set forth in Borrowers' projections for such fiscal year delivered to Foothill pursuant to Section 6.2, which financial projections must be reasonably acceptable to Foothill;

               (b) MINIMUM NET WORTH. Net Worth of Parent and its Subsidiaries on a consolidated basis, for any period set forth below, of at least the amount set forth below opposite such period:


                                                      MINIMUM
             PERIOD                                  NET WORTH
             ------                                  ---------
        June, 2000                                  $33,521,000
        July, 2000                                   33,373,000
        August, 2000                                 33,331,000
        September, 2000                              33,485,000



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


                                                      MINIMUM
             PERIOD                                  NET WORTH
             ------                                  ---------
        October, 2000                                33,470,000
        November, 2000                               34,393,000
        December, 2000                               35,305,000
        January, 2001                                35,267,000
        February, 2001                               35,623,000
        March, 2001                                  35,914,000
        April, 2001                                  35,782,000
        May, 2001                                    35,813,000
        June, 2001                                  35,924,000;

and for each month in each fiscal year thereafter in an amount to be agreed upon by Borrowers and Foothill, in an amendment to this Section 7.20(b), equal to eighty-five (85%) percent of Borrowers' Net Worth for each such month set forth in Borrowers' financial projections for such fiscal year delivered to Foothill pursuant to Section 6.2, which financial projections must be reasonably acceptable to Foothill.

      7.21 CAPITAL EXPENDITURES. Make capital expenditures, on a consolidated basis, for Parent and its Subsidiaries, in any fiscal year in excess of (a) $2,285,000 for Borrowers' fiscal quarter ending June 30, 2000, (b) $8,326,000 for Borrowers' fiscal year ending June 30, 2001 and (c) for each fiscal year thereafter, one hundred twenty (120%) percent of that proposed amount of capital expenditures contained in Borrowers' financial projections for such fiscal year delivered to Foothill pursuant to Section 6.2, and which proposed capital expenditures for each such fiscal year must be approved by Foothill.

      7.22 SECURITIES ACCOUNTS. Establish or maintain an Securities Account unless Foothill shall have received a Control Agreement, duly executed by all parties thereto and in full force and effect, in respect of such Securities Account. Each Borrower agrees that it will not transfer assets out of any Securities Accounts; provided, however, that so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets to the extent permitted by this Agreement.

8.    EVENTS OF DEFAULT.

        Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1 If Borrowers or Guarantors fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

      8.2      (a)     If Borrowers or Guarantors fail to perform, keep, or
observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reporting), Section 6.3 (Financial Statements, Reports, Certificates), Section 6.4 (Tax Returns), Section 6.5 (Guarantor Reports),
Section 6.7 (Title to Equipment), Section 6.12 (Location of Inventory and Equipment), Section 6.13 (Compliance with Laws), Section 6.14 (Employee Benefits) or Section 6.15 (Leases) of this Agreement and such failure continues for a period of five (5) Business Days; or

               (b) If Borrowers or Guarantors fail or neglect to perform, keep or observe (i) any term, provision, condition, covenant or agreement contained in Section 6.1 (Accounting System) or Section 6.8 (Maintenance of Equipment) of this Agreement, or (ii) any term, provision, covenant or agreement of any of the Loan Documents (unless Borrowers' or Guarantors' failure to comply with such terms, provisions, covenants or agreements would otherwise constitute an Event of Default under any other provision of this Section 8, in which event the other provisions of this Section 8 shall expressly govern), and such failure continues for a period of fifteen (15) Business Days; or

               (c) If Borrowers or Guarantors fail or neglect to perform, keep or observe any other term, provision, condition, covenant or agreement contained in this Agreement or in any of the other Loan Documents, in each case other than as otherwise specifically set forth in this Section 8;

      8.3   If there is a Material Adverse Change;

      8.4 If any material portion of any Loan Party's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

      8.5   If an Insolvency Proceeding is commenced by any Loan Party;

      8.6 If an Insolvency Proceeding is commenced against any Loan Party and any of the following events occur: (a) such Loan Party consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party; or (e) an order for relief shall have been issued or entered therein;

      8.7 If any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

      8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any properties or assets of a Loan Party by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any properties or assets of a Loan Party and the same is not paid on the payment date thereof;

      8.9 If a judgment or other claim in excess of $100,000 becomes a Lien or encumbrance upon any material portion of a Loan Party's properties or assets;


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



      8.10 If there is a default in any material agreement to which a Loan Party is a party with one or more third Persons, including, without limitation, under the Endeavor Documents, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of a Loan Party's obligations thereunder;

      8.11 If there is any default or breach by any Credit Card Issuer or Credit Card Processor of any Credit Card Acknowledgment or by any bank at which a Lockbox Account is maintained of any agreement of such bank with Foothill in connection with the financing arrangements provided for herein; or any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending payments to any Borrower of amounts due or to become due to such Borrower or shall cease or suspend such payments, or shall send notice to any Borrower that it is terminating its arrangements with such Borrower (other than at the end of the term thereof) or such arrangements shall terminate as a result of any event of default under such arrangements;

      8.12 If Borrowers or Guarantors or any other Affiliate makes any payment on account of any Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

      8.13 If any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by a Loan Party or any officer, employee, agent, or director of any Loan Party, or if any such warranty or representation is withdrawn;

      8.14 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder; or

      8.15  If a Change of Control shall occur.

9.    FOOTHILL'S RIGHTS AND REMEDIES.

      9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable; provided, that, upon the occurrence of any Event of Default described in Section 8.5 or 8.6, all Obligations shall automatically become immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between any Borrower and Foothill;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrowers' Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

               (e) Cause each Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of such Borrower or in such Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

               (f) Without notice to or demand upon any Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Each Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to Borrowers (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by Foothill;

               (h) Hold, as cash collateral, any and all balances and deposits of Borrowers held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and each Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

               (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including


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



any Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

               (k) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                       (i) Foothill shall give Borrowers and each holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                       (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrowers' Agent as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrowers' Agent claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                       (iii) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

               (l)    Foothill may credit bid and purchase at any public sale;

               (m) Foothill shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

               (n) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrowers.

        9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, all other agreements and the Code shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

        If Borrowers fail to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) when due to third Persons (after giving effect to any applicable grace period), or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that


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



Foothill determines that such failure by Borrowers could result in a Material Adverse Change, in its discretion and without prior notice to Borrowers, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrowers' Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

      11.1 DEMAND; PROTEST; ETC. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which such Borrower may in any way be liable.

      11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9-207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

      11.3 INDEMNIFICATION. Each Borrower shall, jointly and severally, pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). No Borrower shall have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

12. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested),


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



overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:



         IF TO BORROWERS:                    INTERIORS, INC.
         IN CARE OF BORROWERS' AGENT:        320 Washington Street,
                                             Mount Vernon, New York 10553
                                             Attention:  General Counsel
                                             Fax No.     914 665-5469

         WITH COPIES TO:                     GREENBERG TRAURIG
                                             200 Park Avenue
                                             New York, New York 10166
                                             Attention: Stephen A. Weiss, Esq.
                                             Fax No.    212 801-6400

         IF TO FOOTHILL:                     FOOTHILL CAPITAL
                                               CORPORATION
                                             11111 Santa Monica Boulevard
                                             Suite 1500
                                             Los Angeles, California 90025-3333
                                             Attention: Business Finance Division Manager
                                             Fax No.    310 478-9788

         WITH COPIES TO:                     OTTERBOURG, STEINDLER, HOUSTON &
                                                ROSEN, P.C.
                                             230 Park Avenue
                                             New York, New York 10169
                                             Attention: Andrew M. Kramer, Esq.
                                             Fax No.    212 682-6104


        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; CONFESSION OF JUDGMENT.

      13.1 CHOICE OF LAW AND VENUE; JURY TRIAL. THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER,


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



GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.1. BORROWERS AND FOOTHILL EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWERS AND FOOTHILL REPRESENT THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.   DESTRUCTION OF BORROWERS' DOCUMENTS.

               All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless Borrowers' Agent requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrowers' expense, for their return.

15.   GENERAL PROVISIONS.

      15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

      15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrowers from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder to an Eligible Transferee and no consent or approval by Borrowers is otherwise required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrowers or Borrowers business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrowers and such assignment shall effect a novation between Borrowers and such third Person.



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



      15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

      15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

      15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrowers.

      15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

      15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrowers or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrowers or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      15.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      15.10 APPOINTMENT OF BORROWERS' AGENT.

               (a) Each Borrower hereby irrevocably appoints Parent as Borrowers' Agent hereunder, to act in such capacity as agent for such Borrower hereunder. Each Borrower further irrevocably authorizes


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



Borrowers' Agent to take such action on such Borrower's behalf and to exercise such rights and powers hereunder as are delegated to Borrowers' Agent by the terms hereof, together with such rights and powers as are reasonably incidental thereto.

               (b) Borrowers' Agent is hereby expressly and irrevocably authorized by each Borrower, without hereby limiting any implied or express authority, to give and receive on behalf of Borrowers all notices and other materials delivered or provided to be delivered by Foothill to Borrowers or by Borrowers to Foothill pursuant to the Loan Documents, to request Advances, the Term Loans and Letters of Credit on behalf of Borrowers, to receive on behalf of and to remit to Borrowers, the proceeds of Advances and of the Term Loan, and to pay, on behalf of Borrowers, all Obligations at any time due Foothill pursuant to the terms of this Agreement.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                         BORROWERS:

                                         INTERIORS, INC.

                                         By: /s/Max Munn
                                             -----------------------------------
                                             Title: Chief Executive Officer


                                         ARTISAN HOUSE, INC.

                                         By: /s/Max Munn
                                             -----------------------------------
                                             Title: Chief Executive Officer


                                         CSL LIGHTING MANUFACTURING, INC.


                                         By: /s/Max Munn
                                             -----------------------------------
                                             Title: Chief Executive Officer


                                         MODEL HOME INTERIORS, INC.



                                         By: /s/Max Munn
                                             -----------------------------------
                                             Title: Chairman


                                         PETALS, INC.


                                         By: /s/Max Munn
                                             -----------------------------------
                                             Title: Chief Executive Officer


                       [SIGNATURES CONTINUED ON NEXT PAGE]



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





                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                         STYLECRAFT LAMPS, INC.



                                         By: /s/Max Munn
                                             -----------------------------------
                                             Title: Chairman



                                         TROY LIGHTING, INC.


                                         By: /s/Max Munn
                                             -----------------------------------
                                             Title: Chief Executive Officer


                                         VANGUARD STUDIOS, INC.


                                         By: /s/Max Munn
                                             -----------------------------------
                                             Title: Chief Executive Officer


                                         WINDSOR ART, INC.


                                         By: /s/Max Munn
                                             -----------------------------------
                                             Title: Chief Executive Officer


                                         FOOTHILL:

                                         FOOTHILL CAPITAL CORPORATION

                                         By:  Bruce Rivers
                                              ----------------------------------
                                              Title:  Vice President




                                       75